                                                                  Exhibit 4.7(a)


                            FACILITY LEASE AGREEMENT
                                     (BA1/2)


                            Dated as of July 20, 2000


                                     between

                                MONTANA OL3 LLC,
                                 as Owner Lessor


                                       and

                                PPL MONTANA, LLC,
                               as Facility Lessee



                     --------------------------------------

                        COLSTRIP GENERATING UNITS 1 AND 2
                          AND RELATED COMMON FACILITIES


CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE CHASE MANHATTAN BANK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT (BA1/2), DATED AS OF JULY 20, 2000, BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 21 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.
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                                TABLE OF CONTENTS

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
SECTION 1.               DEFINITIONS............................................................................        2

SECTION 2.               LEASE OF THE UNDIVIDED INTEREST........................................................        2

         Section 2.1.          Lease............................................................................        2

         Section 2.2.          Personal Property................................................................        2

SECTION 3.               FACILITY LEASE TERM AND RENT...........................................................        2

         Section 3.1.          Interim Lease Term...............................................................        2

         Section 3.2.          Basic Lease Term.................................................................        2

         Section 3.3.          Rent.............................................................................        3

         Section 3.4.          Supplemental Lease Rent..........................................................        4

         Section 3.5.          Adjustment of Lease Schedules....................................................        4

         Section 3.6.          Manner of Payments...............................................................        6

SECTION 4.               DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT.....................................        6

         Section 4.1.          Disclaimer of Warranties.........................................................        6

         Section 4.2.          Quiet Enjoyment..................................................................        8

SECTION 5.               RETURN OF UNDIVIDED INTEREST...........................................................        8

         Section 5.1.          Return...........................................................................        8

         Section 5.2.          Condition Upon Return............................................................        9

         Section 5.3.          Environmental Reports............................................................        9

SECTION 6.               LIENS..................................................................................       10

SECTION 7.               MAINTENANCE; REPLACEMENTS OF COMPONENTS................................................       10

         Section 7.1.          Maintenance......................................................................       10

         Section 7.2.          Replacement of Components........................................................       11

SECTION 8.               MODIFICATIONS..........................................................................       11

         Section 8.1.          Required Modifications...........................................................       11

         Section 8.2.          Optional Modifications...........................................................       12

         Section 8.3.          Title to Modifications...........................................................       12

SECTION 9.               NET LEASE..............................................................................       13

SECTION 10.              EVENTS OF LOSS.........................................................................       14

         Section 10.1.         Occurrence of Events of Loss.....................................................       14

         Section 10.2.         Payment of Termination Value; Termination of Periodic Lease Rent and
                               Renewal Lease Rent...............................................................       15
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                                   (CONTINUED)

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
         Section 10.3.         Rebuild or Replace...............................................................       17

         Section 10.4.         Application of Payments Not Relating to an Event of Loss.........................       19

SECTION 11.              INSURANCE..............................................................................       20

         Section 11.1.         Property Insurance...............................................................       20

         Section 11.2.         Liability Insurance..............................................................       20

         Section 11.3.         Provisions with Respect to Insurance.............................................       20

         Section 11.4.         Reports..........................................................................       21

         Section 11.5.         Additional Insurance by Owner Lessor.............................................       22

         Section 11.6.         Waiver of Requirements...........................................................       22

         Section 11.7.         Application of Insurance Proceeds................................................       23

SECTION 12.              INSPECTION.............................................................................       24

SECTION 13.              TERMINATION OPTION FOR BURDENSOME EVENTS...............................................       24

         Section 13.1.         Election to Terminate............................................................       24

         Section 13.2.         Solicitation of Offers; Payments Upon Termination................................       25

         Section 13.3.         Procedure for Exercise of Termination Option.....................................       26

         Section 13.4.         Assumption of the Lessor Note....................................................       27

         Section 13.5.         Certain Conditions to Termination................................................       27

SECTION 14.              TERMINATION FOR OBSOLESCENCE...........................................................       27

         Section 14.1.         Termination......................................................................       27

         Section 14.2.         Solicitation of Offers...........................................................       28

         Section 14.3.         Right of Owner Lessor to Retain such Unit Interest...............................       28

         Section 14.4.         Procedure for Exercise of Termination Option.....................................       29

         Section 14.5.         Certain Conditions to Termination................................................       31

SECTION 15.              LEASE RENEWAL..........................................................................       32

         Section 15.1.         First Wintergreen Renewal Lease Term.............................................       32

         Section 15.2.         Second Wintergreen Renewal Lease Term............................................       32

         Section 15.3.         Fair Market Value Renewal Lease Terms............................................       33

         Section 15.4.         Renewal Lease Rent for the Renewal Lease Terms...................................       33

         Section 15.5.         Determination of Fair Market Rental Value........................................       34

         Section 15.6.         Simultaneous Renewals............................................................       35

SECTION 16.              EVENTS OF DEFAULT......................................................................       35

SECTION 17.              REMEDIES...............................................................................       37
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         Section 17.1.         Remedies for Lease Event of Default..............................................       37

         Section 17.2.         Cumulative Remedies..............................................................       40

         Section 17.3.         No Delay or Omission to be Construed as Waiver...................................       40

         Section 17.4.         Significant Lease Default; Drawings Under Qualifying Letter of Credit............       40

SECTION 18.              SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.....................................       41

SECTION 19.              FACILITY LESSEE'S RIGHT TO SUBLEASE....................................................       41

SECTION 20.              OWNER LESSOR'S RIGHT TO PERFORM........................................................       42

SECTION 21.              SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE TRUSTEE..................       42

SECTION 22.              WAIVER OF RIGHT TO PARTITION...........................................................       43

SECTION 23.              MISCELLANEOUS..........................................................................       43

         Section 23.1.         Amendments and Waivers...........................................................       43

         Section 23.2.         Notices..........................................................................       43

         Section 23.3.         Survival.........................................................................       45

         Section 23.4.         Successors and Assigns...........................................................       45

         Section 23.5.         "True Lease".....................................................................       45

         Section 23.6.         Business Day.....................................................................       45

         Section 23.7.         Governing Law....................................................................       45

         Section 23.8.         Severability.....................................................................       45

         Section 23.9.         Counterparts.....................................................................       46

         Section 23.10.        Headings and Table of Contents...................................................       46

         Section 23.11.        Further Assurances...............................................................       46

         Section 23.12.        Effectiveness....................................................................       46

         Section 23.13.        Limitation of Liability..........................................................       46

         Section 23.14.        Measuring Life...................................................................       46
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
SCHEDULE 1 - PERIODIC LEASE RENT PERCENTAGES
SCHEDULE 2 - TERMINATION VALUE PERCENTAGES
SCHEDULE 3 - ALLOCATION OF PERIODIC LEASE RENT
EXHIBIT A - DESCRIPTION OF COLSTRIP SITE
EXHIBIT B - DESCRIPTION OF THE FACILITY
EXHIBIT C - DESCRIPTION OF THE COMMON FACILITIES -
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
                            FACILITY LEASE AGREEMENT
                                     (BA1/2)


         This FACILITY LEASE AGREEMENT (BA1/2), dated as of July 20, 2000 (this "Facility Lease"), between MONTANA OL3 LLC, a Delaware limited liability company (the "Owner Lessor"), and PPL MONTANA, LLC, a Delaware limited liability company (the "Facility Lessee" or "PPL Montana").


                                   WITNESSETH:

         WHEREAS, Units 1 and 2 and the Common Facilities are located on the Units 1 and 2 Site and the Common Facilities Site, respectively, which are more particularly described on Exhibit A hereto;

         WHEREAS, rights and obligations as tenants-in-common of the co-owners of the Units 1 and 2 Site and the Common Facilities Site and all improvements constructed, and all personal property situated, thereon, including Units 1 and 2 and the Common Facilities, are governed by the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement;

         WHEREAS, pursuant to the Site Lease and Sublease, PPL Montana has leased an undivided interest in the Units 1 and 2 Site and the Common Facilities Site, each of which is described in Exhibit B hereto, to the Owner Lessor (which undivided interests are collectively referred to herein as the "Ground Interest" and are described in more detail in the definition of such term in Appendix A to the Participation Agreement referred to in Section 1); and the Owner Lessor has subleased the Ground Interest to PPL Montana for the term equal to the term of this Facility Lease, including any renewals hereof;

         WHEREAS, pursuant to the Bill of Sale which has been recorded with the Clerk and Recorder for Rosebud County, Montana on even date hereof, the Owner Lessor has acquired from PPL Montana an undivided interest in Units 1 and 2 and the Related Common Facilities (which undivided interests are collectively referred to herein as the "Undivided Interest" and are described in more detail in the definition of such term in Appendix A to the Participation Agreement referred to in Section 1);

         WHEREAS, Units 1 and 2 and the Related Common Facilities do not include the Units 1 and 2 Site or the Common Facilities Site or any part thereof, and no part of the Units 1 and 2 Site or the Common Facilities Site is being leased to the Facility Lessee under this Facility Lease; and

         WHEREAS, pursuant to this Facility Lease, the Owner Lessor will lease the Undivided Interest to the Facility Lessee for the Fixed Lease Term and the Renewal Lease Terms, if any, provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

         Unless the context hereof otherwise requires, capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (BA1/2), dated as of July 13, 2000 among PPL Montana, the Owner Lessor, the Owner Participant referred to therein, Wilmington Trust Company, in the capacities referred to therein, and The Chase Manhattan Bank, in the capacities referred to therein. The general provisions of such Appendix A shall apply to the terms used in this Facility Lease and specifically defined herein.

SECTION 2.     LEASE OF THE UNDIVIDED INTEREST

         Section 2.1. Lease. The Owner Lessor hereby leases the Undivided Interest, upon the terms and conditions set forth herein, to the Facility Lessee for the Interim Lease Term, the Basic Lease Term and, subject to the Facility Lessee's exercise of the renewal option or options in Section 15, one or more Renewal Lease Terms, and the Facility Lessee hereby leases the Undivided Interest, upon the terms and conditions set forth herein, from the Owner Lessor. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to the Permitted Encumbrances. The Undivided Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

         Section 2.2. Personal Property. Title to the Undivided Interest, and every portion thereof is severed, and shall be and remain severed, from title to the real estate constituting the Colstrip Site, and shall not, except as specifically contemplated by the Operative Documents, be affected in any way by any instrument dealing with the Colstrip Site or any part thereof. The Undivided Interest constitutes personal property for all purposes, other than possibly for the purposes of laws relating to ad valorem or property taxes.

SECTION 3.     FACILITY LEASE TERM AND RENT

         Section 3.1. Interim Lease Term. The interim lease term of this Facility Lease for the Undivided Interest (the "Interim Lease Term") shall commence on the Closing Date and shall terminate at 11:59 p.m. (New York City time) on October 20, 2000, subject to early termination in whole pursuant to
Section 10, 13, 14 or 17 hereof or with respect to either Unit Interest pursuant to Section 10 or 14 hereof.

         Section 3.2. Basic Lease Term. The basic lease term of this Facility Lease for the Undivided Interest (the "Basic Lease Term") shall commence on October 21, 2000 and shall terminate at 11:59 p.m. (New York City time) on July 20, 2036, subject to earlier termination in whole pursuant to Section 10, 13, 14 or 17 hereof or with respect to either Unit Interest pursuant to Section 10 or 14 hereof.

         Section 3.3. Rent.

                  (a) Payment of Rent. The Facility Lessee hereby agrees to pay to the Owner Lessor interim rent with respect to the Interim Lease Term ("Interim Lease Rent") and basic lease rent, payable with respect to the Basic Lease Term ("Basic Lease Rent," and together with Interim Lease Rent, "Periodic Lease Rent") for the lease of the Undivided Interest as follows: each payment of Periodic Lease Rent shall be in the amount equal to the product of the Purchase Price multiplied by the Periodic Lease Rent Percentage set forth opposite such Rent Payment Date on Schedule 1 hereto, subject to Section 3.5 hereof. In the event this Facility Lease shall have been terminated pursuant to Section 10 or 14 with respect to either the Unit 1 Interest or the Unit 2 Interest, Periodic Lease Rent payable on any Rent Payment Date thereafter shall be 50% of the amount calculated pursuant to the immediately preceding sentence. All Periodic Lease Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.6.

                  (b) Allocation of Rent. The Periodic Lease Rent allocated to each Rent Payment Period for the use by the Facility Lessee of the Undivided Interest shall be an amount equal to the product of the Purchase Price multiplied by the Allocation Percentage for the Undivided Interest as set forth in Schedule 3 hereof (the "Allocated Rent"). In the event this Facility Lease shall have been terminated pursuant to Section 10 or 14 with respect to either the Unit 1 Interest or the Unit 2 Interest, the Allocated Rent with respect to the remainder of the Term shall be 50% of the amount computed pursuant to the immediately preceding sentence. Notwithstanding that Periodic Lease Rent is payable in accordance with Section 3.3(a) hereof, the Allocated Rent calculated pursuant to this Section 3.3(b) shall represent and be the amount of Periodic Lease Rent for which the Facility Lessee becomes liable on account of the use of the Undivided Interest for each calendar year included in whole or in part in the Term.

                  (c) Deduction/Inclusion of Rent and Interest Under Section 467 of the Code. It is the intention of the Owner Lessor and the Facility Lessee that the allocation of Periodic Lease Rent to each Rent Payment Period as provided in Section 3.3(b) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation section 1.467-1(c)(2)(ii) with the effect that the Owner Lessor and the Facility Lessee, on any federal income tax returns filed by them (or, on any income tax returns on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period in an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Rent Payment Period in Schedule 3 under the caption "Proportional Rent Percentage" (the "Proportional Rent"). In addition, (i) if, with respect to any Rent Payment Period, the Section 467 Interest Percentage set forth in Schedule 3 is positive, the Owner Lessor shall deduct interest expense and the Facility Lessee shall accrue interest income with respect to such period in an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Rent Payment Period on Schedule 3 under the caption "Section 467 Interest Percentage" ("Lessor Section 467 Interest") and (ii) if, with respect to any Rent Payment Period, then Section 467 Interest Percentage set fort in
Schedule 3 is negative, the Owner Lessor shall accrue interest income and Facility Lessee shall deduct interest expense with respect to such period in an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Rent Payment Period on Schedule 3 under the caption "Section 467 Interest Percentage" ("Lessee Section 467 Interest)". In the event that this Facility Lease shall have been terminated pursuant to Section 10 or 14 with respect to either the Unit 1 Interest or the Unit 2 Interest, the amounts otherwise computed pursuant this
Section 3.3(c) with respect to the remainder of the Lease Term shall be 50% of the amounts so computed.

                  (d) Repayment of any Lessor Section 467 Loan Balance or any Lessee Section 467 Loan Balance. If the Facility Lease is terminated prior to July 20, 2036 with respect to any Unit Interest or the Facility Lessee is otherwise required to pay Termination Value (or amounts computed by reference thereto) (A) the Owner Lessor shall make a payment to the Facility Lessee on the applicable Termination Date equal to the Lessor Section 467 Loan Balance on such date, if any, with respect to such Unit Interest and (B) the Facility Lessee shall make a payment to the Owner Lessor on the applicable Termination Date equal to the Lessee Section 467 Loan Balance on such date, if any, with respect to such Unit Interest. Notwithstanding the foregoing, either party may elect by notice to the other to offset any Lessor 467 Loan Balance owed by the Owner Lessor to the Facility Lessee against the amount of Termination Value (or amounts computed with respect thereto) due and payable by the Facility Lessee to the Owner Lessor on such date, and the Facility Lessee shall pay an amount equal to the excess of such Termination Value (or the amount computed with respect thereto) over such Lessor 467 Loan Balance or the Owner Lessor shall pay an amount equal to the excess of such Lessor 467 Loan Balance over such Termination Value (or the amount computed with respect thereto). Notwithstanding the foregoing or anything herein to the contrary, in connection with any early termination with respect to any Unit Interest pursuant to Section 10, 13, 14 or 17, the Facility Lessee shall be obligated to pay the Debt Portion of Termination Value with respect to such Unit Interest on the applicable Termination Date without offset. The obligations of the Owner Lessor and the Facility Lessee to repay the Lessor Section 467 Loan Balance and the Lessee
Section 467 Loan Balance, respectively, shall, except as otherwise provided in this Section 3.3(d), survive termination of this Facility Lease.

         Section 3.4. Supplemental Lease Rent. The Facility Lessee also agrees to pay to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Periodic Lease Rent or Renewal Lease Rent. The Facility Lessee will also pay as Supplemental Lease Rent, to the extent permitted by Applicable Law, an amount equal to interest at the Overdue Rate on any part of any payment of Periodic Lease Rent or Renewal Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Lease Rent to be paid pursuant to this Section 3.4 shall be payable in the manner set forth in Section 3.6.

         Section 3.5. Adjustment of Lease Schedules.

                  (a) The Facility Lessee and the Owner Lessor agree that Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest and Termination Values payable with respect to the Undivided Interest shall be adjusted, either upwards or downwards, to reflect (i) the principal amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to Section 2.12 of the Lease Indenture in connection with a refinancing of the Lessor Note pursuant to Section 13.2 of the Participation Agreement, and (ii) the issuance of Additional Lessor Notes pursuant to Section 2.12 of the Lease Indenture in connection with the financing of Modifications to the Facility pursuant to
Section 13.1 of the Participation Agreement. Any adjustments pursuant to this
Section 3.5 shall be calculated to preserve the Owner Participant's Net Economic Return through the end of the Fixed Lease Term; provided, however, that to the extent consistent with preserving the Owner Participant's Net Economic Return, all adjustments shall at the option of the Facility Lessee be calculated to (x) minimize the average annual Periodic Lease Rent over the Fixed Lease Term for the Facility Lessee's GAAP accounting purposes and/or (y) minimize the present value to the Facility Lessee of the Periodic Lease Rent; provided, that no such adjustment shall require the Owner Participant to record a loss as of the date such adjustment is made or shall change such Owner Participant's book earnings for the year in which such adjustment is made by more than +/-5%. Adjustments will be made using the same method of computation and assumptions originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Periodic Lease Rent. The adjustments contemplated by this Section 3.5 will result in corresponding adjustments to Allocated Rent, Proportional Rent, Section 467 Loan Balances,
Section 467 Interest and Termination Values.

                  (b) Anything herein or in any other Operative Document to the contrary notwithstanding, Periodic Lease Rent payable on any Rent Payment Date, whether or not adjusted in accordance with this Section 3.5, shall, in the aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Note on such Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding the Equity Portion of Termination Value) payable on any date under this Facility Lease, whether or not adjusted in accordance with this
Section 3.5, shall in the aggregate, together with all other Rent due and owing on such date, exclusive of any portion thereof that is an Excepted Payment, be in an amount at least sufficient to pay in full the principal of, premium (other than premium, if any, paid by the Owner Lessor pursuant to Section 14), if any, and accrued interest on the Lessor Note payable on such date.

                  (c) Any adjustment pursuant to this Section 3.5 shall initially be computed by the Owner Participant, subject to the verification procedure described in this Section 3.5(c). Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Facility Lessee. Within 20 days after the receipt of the results of any such adjustment, the Facility Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably satisfactory to the Facility Lessee (the "Verifier") verify, after consultation with the Owner Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.5. The Owner Participant and the Facility Lessee hereby agree, subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all information and materials as shall be necessary in connection therewith. If the Verifier confirms that such adjustment is in accordance with this Section 3.5, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Participant and the Owner Lessor. If the Verifier concludes that such adjustment is not in accordance with this Section 3.5, and the adjustments to Periodic Lease

Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest or Termination Value calculated by the Verifier are different from those calculated by the Owner Participant, then it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Facility Lessee does not request verification of any adjustment within the period specified above, the computation provided by the Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Verifier in verifying an adjustment pursuant to this Section 3.5 shall be paid by the Facility Lessee; provided, however, that, in the event that such Verifier determines that the present value of Periodic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant is greater than the present value of the correct Periodic Lease Rent as certified by the Verifier, in each case, discounted annually at the Discount Rate, by more than five basis points, then such expenses of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Operative Document shall not be within the scope of the Verifier's responsibilities.

         Section 3.6. Manner of Payments. All Rent (whether Periodic Lease Rent, Renewal Lease Rent or Supplemental Lease Rent) shall be paid by the Facility Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Rent payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor by payment to the Owner Lessor's Account, or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lien of the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by wire transfer directly to the Lease Indenture Trustee's Account or to such other place as the Lease Indenture Trustee shall notify the Facility Lessee in writing pursuant to the Lease Indenture. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

SECTION 4.     DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

         Section 4.1. Disclaimer of Warranties.

                  (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT THEREOF IS OF A

SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF IS SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE INTERIM LEASE TERM, THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE INTERIM LEASE TERM, THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Owner Lessor's Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither of the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility or any Component thereof or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component thereof. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, express or implied, with respect to the Facility or any Components thereof, the Undivided Interest that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

                  (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility or any Component thereof, or the Undivided Interest against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility or any Component thereof, or the Undivided Interest.

         Section 4.2. Quiet Enjoyment. The Owner Lessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Lease Event of Default shall have occurred and be continuing, it shall not interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Lessee of the interest in the Undivided Interest conveyed by this Facility Lease subject to the terms of this Facility Lease.

SECTION 5.     RETURN OF UNDIVIDED INTEREST

         Section 5.1. Return. Upon expiration or early termination of this Facility Lease with respect to any Unit Interest (other than a termination pursuant to Section 10 or, if the Unit Interest is being transferred to the Facility Lessee, Section 13), the Facility Lessee, at its own expense, shall return such Unit Interest (together with the undivided interest in all Modifications to such Unit and the allocable portion of the undivided interest in all Modifications to the Related Common Facilities, that, in either case, shall have vested in the Owner Lessor pursuant to the first sentence of Section 8.3) to the Owner Lessor or any permitted transferee or assignee of the Owner Lessor by surrendering such Unit Interest into the possession of the Owner Lessor or such transferee or assignee at the location of such Unit on the Related Site. In connection with such return, the Facility Lessee shall (a) assign, to the extent permitted by Applicable Law, a corresponding undivided interest in, and shall cooperate with all reasonable requests of the Owner Participant, the Owner Lessor or a permitted transferee or assignee of either of such parties for purposes of obtaining, or enabling the Owner Participant, the Owner Lessor or such transferees or assignees to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Owner Participant, the Owner Lessor or such transferee or assignee in connection with the use, operation or maintenance of such Unit and the Related Common Facilities on or after such return in compliance with the Project Agreements and Applicable Law; and (b) provide the Owner Lessor or a permitted transferee or assignee of Owner Lessor copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of such Unit and the Related Common Facilities, as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of such Unit. Upon such return, the right to use such Unit Interest granted hereunder for the benefit of the Facility Lessee shall cease and terminate and, in the case of the return of either the Unit 1 Interest or the Unit 2 Interest, such Unit Interest shall no longer be deemed to be a part of the Undivided Interest.

         Section 5.2. Condition Upon Return. At the time of a return of a Unit Interest by the Facility Lessee to the Owner Lessor pursuant to Section 5.1 (other than a return pursuant to Section 14), the following conditions shall be complied with, all at the Facility Lessee's sole cost and expense:

                  (a) such Unit and the Related Common Facilities will be in at least as good condition as if they had been maintained, repaired and operated during the Facility Lease Term in compliance with the provisions of this Facility Lease, ordinary wear and tear excepted, and there shall be no deferred maintenance in respect of such Unit or the Related Common Facilities;

                  (b) such Unit Interest shall be free and clear of all Liens other than Permitted Liens;

                  (c) such Unit shall have at least the capability and functional ability to generate electricity, on a continuous basis in normal commercial operating conditions, substantially at the ratings for which it was designed after taking into account all Modifications to such Unit and the Related Common Facilities made in accordance with this Facility Lease (ordinary wear and tear excepted);

                  (d) such Unit and the Related Common Facilities shall be in compliance with all requirements of manufacturers required for the maintenance in full force and effect of any material warranty then in effect with respect to such Unit and the Related Common Facilities;

                  (e) no Component of such Unit or the Related Common Facilities shall be a temporary Component and any Replacement Component of such Unit or the Related Common Facilities shall satisfy the standards of Section 7.2; and

                  (f) the Facility Lessee, at the request of the Owner Lessor, shall sell (subject to all existing encumbrances) to the Owner Lessor (or its designee) at the then Fair Market Sales Value thereof, determined by agreement between the Facility Lessee and the Owner Lessor or, absent agreement, by an appraisal conducted according to the Appraisal Procedures, (i) an undivided interest in all Severable Modifications made to such Unit equal to the Unit Percentage, and (ii) to the extent such Modifications relate to such Unit, an undivided interest in all Severable Modifications to the Related Common Facilities equal to the Common Facilities Percentage (other than, in either case, Severable Modifications referred to in the first sentence of Section 8.3). The appraiser's fees and expenses incurred pursuant to this clause (f) shall be paid by the Owner Lessor.

         Section 5.3. Environmental Reports. In connection with the return of a Unit Interest to the Owner Lessor pursuant to Section 5, the Facility Lessee shall, at its own expense, provide the Owner Lessor and the Owner Participant and, so long as the Lien of the Lease Indenture on such Unit shall not have been terminated or discharged, the Lease Indenture Trustee (a) not later than 180 days prior to the later of the Expiration Date or the last day of the last Renewal Lease Term elected by the Facility Lessee, or (b) in connection with any return pursuant to Section 17, as promptly as possible after a request therefor by the Owner Lessor, the Owner Participant or, so long as the Lien of the Lease Indenture on such Unit shall not have been terminated or discharged, the Lease Indenture Trustee, a phase I environmental survey, which shall be expanded to a phase II environmental survey if, as a result of the phase I survey, facts are revealed that would reasonably necessitate a phase II survey, prepared by a reputable environmental consulting firm (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) as to the environmental condition of such Unit, the Related Common Facilities and the Related Site and the compliance or non-compliance with applicable Environmental Law and the presence or absence of any Environmental Condition, in form and scope reasonably satisfactory to the Owner Participant. The provisions of such surveys shall not relieve the Facility Lessee of any indemnification obligation or liability with respect to Environmental Conditions, known or unknown, in respect of such Unit, the Related Common Facilities or the Related Site and the Facility Lessee will take any and all actions necessary to ensure that such Unit, the Related Common Facilities and the Related Site comply with all applicable Environmental Laws. If such survey shall indicate that either such Unit, the Related Common Facilities or the Related Site is not in compliance with applicable Environmental Laws, the Facility Lessee shall, within 90 days of the Owner Lessor having received such survey, provide the Owner Participant and, so long as the Lien of the Lease Indenture on such Unit shall not have been terminated or discharged, the Lease Indenture Trustee with a remediation plan designed to bring such Unit, the Related Common Facilities and the Related Site into compliance with applicable Environmental Laws as promptly as is reasonably practical and without materially adversely affecting the continued operation of such Unit; provided, however, that the Facility Lessee shall be solely responsible for any liability that may arise from any delay in returning such Unit, and/or the Related Common Facilities and/or the Related Site to full compliance with applicable Environmental Laws. The obligations of the Facility Lessee set forth in this Section 5.3 shall survive the termination of this Facility Lease and the expiration of the Facility Lease Term.

SECTION 6.     LIENS

         The Facility Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Undivided Interest, or any interest therein or in, to or on its interest in this Facility Lease or its interest in any other Operative Document, except Permitted Liens, and the Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such Lien of which the Facility Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien.

SECTION 7.     MAINTENANCE; REPLACEMENTS OF COMPONENTS

Section 7.1. Maintenance. The Facility Lessee, at its own cost and expense, will exercise all rights, powers, elections and options available to it or any of its Affiliates under the Project Agreements to (a) cause the Facility to be maintained in as good condition, repair and working order, in all material respects as when delivered, ordinary wear and tear excepted, (i) in accordance with Prudent Industry Practice, (ii) in compliance with all Applicable Laws of any Governmental Entity having jurisdiction, including all Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, and (iii) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11, and (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Facility Lessee may be necessary so that the Facility may be operated in accordance with the Project Agreements.

         Section 7.2. Replacement of Components. In the ordinary course of maintenance, service, repair or testing, the Facility Lessee or the Operator, at its own cost and expense, may remove or cause or permit to be removed from the Facility any Component; provided, however, that the Facility Lessee shall exercise all rights, powers, elections and options available to it under the Project Agreements to (a) cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and in as good operating condition as the Component replaced, assuming that the Component replaced was maintained in accordance with this Facility Lease (each such replacement Component being herein referred to as a "Replacement Component") and (b) cause such replacement to be performed in a manner which does not diminish the current or residual value, remaining useful life or utility of the Facility by more than a de minimis amount below the current or residual value, the remaining useful life or the utility thereof immediately prior to such replacement or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647. If any Component to the Facility an undivided interest in which is subject to this Facility Lease, is at any time removed from the Facility, such undivided interest in the Component shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to the Purchase Price, Periodic Lease Rent or Renewal Lease Rent), (i) the undivided interest in the replaced Component shall no longer be subject to this Facility Lease, (ii) title to the Owner Lessor's undivided interest in the removed Component (to the extent part of the Undivided Interest) shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee, (iii) title to an undivided interest equal to the applicable Unit Percentage (for Components of such Unit) or Common Facilities Percentage (for Components of the Related Common Facilities) in the Replacement Component shall thereupon vest with the Owner Lessor and such undivided interest shall (x) become subject to this Facility Lease and the Lien of the Lease Indenture, and
(y) be deemed a part of the Undivided Interest for all purposes of this Facility Lease. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Lease to the contrary, if the Facility Lessee has determined that a Component is surplus or obsolete, it shall have the right to remove such Component without replacing it; provided, that no such Component may be so removed without being replaced if such removal would diminish the current or residual value, remaining useful life or utility of the Facility by more than a de minimis amount below the current or residual value, the remaining useful life or the utility thereof immediately prior to such removal or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

SECTION 8.     MODIFICATIONS

         Section 8.1. Required Modifications. The Facility Lessee, at its own cost and expense, shall exercise all rights, powers, elections and options available to it under the applicable Project Agreements to make or cause or permit to be made all Modifications to the Facility as they relate to the Undivided Interest as are required by Applicable Law (each, a "Required Modification"); provided, however, that the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Applicable Laws in any reasonable manner which does not involve any danger of (a) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Undivided Interest or impair the use, operation or maintenance of the Facility in any material respect, or (b) any criminal or material civil liability being incurred by, or any material adverse effect on the interests of, the Owner Participant or the Owner Lessor including subjecting the Owner Participant or the Owner Lessor to regulation as a public utility under Applicable Law.

         Section 8.2. Optional Modifications. The Facility Lessee at any time may, at its own cost and expense, make or cause or permit to be made any Modification to the Facility as the Facility Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional Modification"); provided that the Facility Lessee shall exercise all rights, powers, elections and options available to it and any of its Affiliates under the Project Agreements to prevent any Optional Modification from being made to the Facility that would diminish by more than a de minimis amount the current or residual value, remaining useful life or utility of the Facility, below the current or residual value, remaining useful life or utility of the Facility immediately prior to such Optional Modification assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease, or cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

         Section 8.3. Title to Modifications. Title to an undivided interest equal to the applicable Unit Percentage (in the case of Modifications to a Unit) or Common Facilities Percentage (in the case of Modifications to the Related Common Facilities) in (a) all Required Modifications, (b) all Nonseverable Modifications and (c) all Modifications financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section
13.1 of the Participation Agreement shall (at no cost to the Owner Lessor and with no adjustment to the Purchase Price or, except as provided herein, Periodic Lease Rent or Renewal Lease Rent) immediately vest in the Owner Lessor, and such undivided interest shall immediately (i) become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture, and (ii) be deemed part of the Undivided Interest for all purposes of this Facility Lease. The Facility Lessee, at its own cost and expense, shall take such steps as the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee may reasonably require from time to time to confirm that title in such undivided interest has vested in the Owner Lessor and that such undivided interest is subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture. No interest in any Optional Modification which is a Severable Modification (other than Severable Modifications which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 13.1 of the Participation Agreement) shall vest in the Owner Lessor or become subject to this Facility Lease or the Lien of the Lease Indenture; provided, however, that if the Facility Lessee shall, at its cost and expense, cause such Optional Modifications which are Severable Modifications to be made to the Facility, the Owner Lessor shall have the right, immediately prior to the return of any Unit Interest to the Owner Lessor hereunder, to purchase in accordance with Section 5.2(f) an undivided interest equal to the applicable Unit Percentage (for Modifications to such Unit) or Common Facilities Percentage (for Modifications to the Related Common Facilities to the extent such Modifications relate to such Unit) in any such Optional Modifications which are Severable Modifications. The purchase price for such undivided interest shall be the then Fair Market Sales Value of such undivided interest as determined pursuant to Section 5.2(f). If the Owner Lessor does not elect to purchase such Optional Modifications which are Severable Modifications, the Facility Lessee may, to the extent permitted by the Project Agreements, remove such Modifications at the end of the Facility Lease Term, all at the Facility Lessee's cost and expense.

SECTION 9.     NET LEASE

         This Facility Lease is a "net lease" and the Facility Lessee's obligation to pay all Periodic Lease Rent and Renewal Lease Rent payable hereunder (and, except as expressly set forth in Section 3.3(d), all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by
(i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or any other Person, including any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component or any portion of either thereof, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Colstrip Site, any Component or any portion of either thereof, any other portion of the Undivided Interest, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component or any portion of either thereof or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Colstrip Site, the Facility, any Component or any portion of either thereof, or any other portion of the Undivided Interest by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component or any portion of either thereof for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Colstrip Site, the Facility, any Component or any portion of either thereof, any other portion of the Undivided Interest or any part thereof, (xii) the existence of any Qualifying Letter of Credit other than to the extent of drawings thereunder, or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that all Periodic Lease Rent and Renewal Lease Rent (and all amounts, including Termination Value, in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Periodic Lease Rent or Renewal Lease Rent (and except as expressly set forth in Section 3.3(d), all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Undivided Interest except in accordance with Sections 10, 13, 14 or 15. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Owner Lessor an amount equal to each installment of Periodic Lease Rent (or, in connection with a termination of a Renewal Lease Term, Renewal Lease Rent) and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

SECTION 10.     EVENTS OF LOSS

         Section 10.1. Occurrence of Events of Loss. The Owner Participant or the Owner Lessor will promptly notify the Facility Lessee of any event of which it is aware that upon election of the Owner Participant would result in a Regulatory Event of Loss. If an Event of Loss described in clauses (a) or (b) of the definition of Event of Loss shall occur with respect to any Unit, then no later than six months following such occurrence the Facility Lessee shall notify the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee in writing of its election to either (a) if no Significant Lease Default or Lease Event of Default (other than Lease Events of Default arising as a result of such Event of Loss) has occurred and is continuing and subject to the satisfaction of the conditions set forth in
Section 10.3(a) and (b), rebuild or replace such Unit to the extent of the Undivided Interest and subject to the Project Agreements and the Related Common Facilities so that such Unit to the extent of the Undivided Interest shall have a current and residual value, remaining useful life and utility at least equal to that of such Unit prior to such Event of Loss, assuming such Unit and the Related Common Facilities were in the condition and repair required to be maintained by this Facility Lease or (b) terminate this Facility Lease with respect to such Unit Interest pursuant to Section 10.2 hereof. The Facility Lessee may elect the option provided in clause (b) of the preceding sentence regardless of whether such Unit and the Related Common Facilities are to be rebuilt or replaced. If the Facility Lessee fails to make an election as provided above, an Event of Loss shall be deemed to occur as of the end of the six month period referred to in the second sentence of this Section 10.1 and the Facility Lessee will be deemed to have made the election to terminate this Facility Lease with respect to such Unit Interest pursuant to Section 10.2. Notwithstanding the foregoing, the Facility Lessee may make either such election only if (i) the Facility Lessee makes an identical election under the Other Facility Lease with respect to the Facility, and (ii) in the case of an election under Section 10.1(a), the Facility Lessee shall have complied with Section 10.3(a) and (b) hereunder and under the Other Facility Lease with respect to the Facility.

         Section 10.2. Payment of Termination Value; Termination of Periodic Lease Rent and Renewal Lease Rent.

                  (a) If (x) an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall have occurred with respect to any Unit and the Facility Lessee shall elect not to rebuild or replace such Unit and the Related Common Facilities pursuant to Section 10.1(a) hereof or an Event of Loss with respect to such Unit shall be deemed to occur pursuant to the penultimate sentence of Section 10.1, or (y) an Event of Loss described in clause (c) or (d) of the definition of Event of Loss shall occur with respect to any Unit, then, on the next Termination Date at least one month after the Facility Lessee's notice of its election referred to in the second sentence of Section 10.1 or at least one month after the occurrence of a deemed Event of Loss pursuant to the penultimate sentence of Section 10.1 in the case of clause (x) above, or on the next Termination Date occurring at least three months after the occurrence of such Event of Loss or, if earlier, at least one month after receipt of insurance proceeds in respect of such Event of Loss in the case of clause (y) above, the Facility Lessee shall terminate the Facility Lease with respect to the Unit Interest pertaining to such Unit (or in the case of an Event of Loss described in clause (d) of the definition of Event of Loss with respect to all Unit Interests then subject to this Facility Lease) and pay to the Owner Lessor (A) the Termination Value with respect to such Unit Interest or Unit Interests determined as of the relevant Termination Date, plus (B) all amounts of Supplemental Lease Rent with respect to such Unit Interest or Unit Interests (including all documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, plus (C) any unpaid Periodic Lease Rent and Renewal Lease Rent with respect to such Unit Interest or Unit Interests due before such Termination Date, plus (D) the Lessee Section 467 Loan Balance, if any, determined as of the relevant Termination Date and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such Termination Date. The obligation to make such payments shall be subject to the provisions of Section 3.3(d), and all payments of Rent under this Section 10.2(a) shall, to the extent required by
Section 3.6(a), be made to the Lease Indenture Trustee.

                  (b) Concurrently with the payment of all sums required to be paid pursuant to this Section 10.2, (i) Periodic Lease Rent and Renewal Lease Rent with respect to such Unit Interest or Unit Interests shall cease to accrue,
(ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to such Unit Interest or Unit Interests shall terminate, (iii) the Facility Lessee shall cease to have any other liability to the Owner Lessor with respect to such Unit Interest or Unit Interests except for Supplemental Lease Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement) surviving pursuant to the express provisions of any Operative Document, (iv) unless the Facility Lessee assumes the Lessor Note pursuant to Section 10.2(c), the Owner Lessor shall pay the portion of the outstanding principal and accrued interest on the Lessor Note relating to such Unit Interest or

Unit Interests pursuant to Section 2.10(a) and (e) of the Lease Indenture, (v) this Facility Lease shall terminate with respect to such Unit Interest or Unit Interests and, in the case of the return of either the Unit 1 Interest or the Unit 2 Interest, the Unit Interest relating to the damaged or destroyed Unit shall no longer be deemed to be a part of the Undivided Interest, (vi) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease with respect to such Unit Interest or Unit Interests, (vii) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) all of its right, title and interest in and to such Unit Interest or Unit Interests and the Related Ground Interest to the Facility Lessee pursuant to this Section 10.2 hereof and Section 9.1 of the Site Lease and Sublease, respectively, on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens; and (viii) the Owner Lessor shall discharge the Lien of the Lease Indenture with respect to such Unit Interest or Unit Interests and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee.

                  (c) Notwithstanding the foregoing provisions of paragraph (a) of this Section 10.2, in the case of a Regulatory Event of Loss, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume in full the Lessor Note as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (ii) all other conditions contained in such
Section 2.10(b) shall have been satisfied, and (iii) no Significant Lease Default or Lease Event of Default shall have occurred or be continuing after giving effect to such assumption, then, the obligation of the Facility Lessee to pay Termination Value shall be reduced by the outstanding principal amount and accrued interest of the Lessor Note so assumed by the Facility Lessee.

                  (d) Any payments with respect to such Unit Interest or Unit Interests received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (c) of the definition of Event of Loss or from insurance proceeds as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall be applied as follows:

                           (i) all such payments received at any time by the
                  Facility Lessee shall be promptly paid to the Owner Lessor or if the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee, for application pursuant to the following provisions of this
                  Section 10.2, except that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (other than Lease Events of Default arising as a result of such Event of Loss), the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement under the provisions of paragraph (ii) below;

                           (ii) so much of such payments as shall not exceed the
                  amount required to be paid by the Facility Lessee pursuant to paragraph (a) of this

                  Section 10.2 shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall, so long as no Significant Lease Default or Lease Event of Default (other than Lease Events of Default arising as a result of such Event of Loss) shall have occurred and be continuing, be applied to reimburse the Facility Lessee for its payment of such amount; and

                           (iii) the balance, if any, of such payments remaining
                  thereafter shall be apportioned between the Owner Lessor and the Facility Lessee as their interests may appear.

         Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild or replace any Unit and the Related Common Facilities pursuant to Section 10.1(a), any insurance proceeds received by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall be applied as provided in Section 11.7.

         Section 10.3. Rebuild or Replace. The Facility Lessee's right to rebuild or replace any Unit and the Related Common Facilities pursuant to
Section 10.1(a) shall be subject to the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in said clause
(a), of the following conditions:

                  (a) the Facility Lessee shall, on the date it gives notice pursuant to Section 10.1(a) of its election to rebuild or replace such Unit and the Related Common Facilities, (i) deliver to the Owner Participant an indemnity against all adverse tax risks as a result of such proposed rebuilding or replacement, such indemnity to be in form and substance satisfactory to the Owner Participant, (ii) deliver to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee (A) a report of R.W. Beck or another independent engineer, such other engineer and such report to be reasonably acceptable to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, to the effect that the rebuilding or replacement of such Unit and the Related Common Facilities is technologically feasible and economically viable and that such rebuilding or replacement can be completed by a date 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee, (B) an appraisal of an independent appraiser, such appraiser and such appraisal to be reasonably acceptable to the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that the replacement facilities to the extent of the Undivided Interest, will have at least the same value, residual value, useful life and utility as such Unit and the Related Common Facilities to the extent of the Undivided Interest as immediately prior to the Event of Loss, and (C) an Officer's Certificate of the Facility Lessee to the effect that it reasonably believes that the Facility Lessee will have sufficient funds available to continue to pay Periodic Lease Rent and Renewal Lease Rent during the period of such rebuilding or replacement, and (iii) demonstrate to the reasonable satisfaction of the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee that adequate financial resources are available, from insurance proceeds (including any amounts held by the Lease Indenture Trustee) or otherwise, to complete such rebuilding or replacement;

                  (b) receipt by the Owner Participant of (i) a tax opinion of its counsel, such opinion to be satisfactory to the Owner Participant, to the effect that, assuming the proposed rebuilding or replacement is completed in the manner and within the time proposed, such rebuilding or replacement will not cause any unindemnified adverse tax consequences to the Owner Participant, such opinion to take into account any payments (or indemnities made pursuant to clause (ii) or (iii) of this Section 10.3(b)) made or caused to be made by the Facility Lessee (in its sole discretion) to reimburse (or protect) the Owner Participant for any loss of Tax Benefits, (ii) an indemnity against such risk in form and substance satisfactory to the Owner Participant from an entity that meets the Minimum Credit Standard, or
         (iii) any other indemnity arrangements satisfactory to the Owner Participant;

                  (c) the Facility Lessee shall cause the rebuilding or replacement of such Unit and the Related Common Facilities to commence as soon as practicable after notifying the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee pursuant to Section 10.1(a), of its election to rebuild or replace such Unit and the Related Common Facilities, and in all events within 18 months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of such Unit and the Related Common Facilities progresses, title to an undivided interest equal to the applicable Unit Percentage in the rebuilt or replacement Unit and the applicable Common Facilities Percentage in the rebuilt or replacement Related Common Facilities shall vest in the Owner Lessor and such undivided interest shall become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and be deemed a part of the Undivided Interest for all purposes of this Facility Lease, automatically without any further act by any Person; and

                  (d) on the date of the completion of such rebuilding or replacement of such Unit and the Related Common Facilities (the "Rebuilding Closing Date") the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee; (i) supplements to this Facility Lease subjecting an undivided interest equal to the applicable Unit Percentage or Common Facilities Percentage in the rebuilt or replacement facilities to this Facility Lease (with no change in Purchase Price or the Periodic Lease Rent or Renewal Lease Rent as a result of such rebuilding or replacement), (ii) so long as the Lien of the Lease Indenture shall not have been terminated or discharged, supplements to the Lease Indenture subjecting such undivided interests in the rebuilt or replacement facilities to the Lien of the Lease Indenture, (iii) such recordings and filings as may be reasonably requested by the Owner Participant and the Lease Indenture Trustee to be made or filed, (iv) an opinion of counsel of the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that (A) the supplements to this Facility Lease required by clause (i) above constitute effective instruments for subjecting such undivided interests in the rebuilt or replacement facilities to this Facility Lease, (B) the supplements to the Lease Indenture required by clause (ii) above, if any, constitute effective instruments for subjecting such undivided interests in the rebuilt or replacement facilities to the Lien of the Lease Indenture, and (C) all filings and other action necessary to perfect and protect the Owner Lessor's and, if applicable, the Lease Indenture Trustee's interest in such undivided interests in the rebuilt or replacement facilities have been accomplished, (v) an appraisal by an Independent Appraiser, certifying that the rebuilt or replacement facilities have a current and residual value, remaining useful life and utility at least equal to the current and residual value, remaining useful life and utility of such Unit Interest immediately prior to such Event of Loss (assuming such Unit and the Related Common Facilities were in the condition and repair required to be maintained by the terms of this Facility Lease), (vi) a report by an independent engineer certifying that rebuilt or replacement facilities are in a state of repair and condition required by this Facility Lease, (vii) an Officer's Certificate of the Facility Lessee as to compliance with this Section 10.3 and that no Lease Event of Default shall have occurred and be continuing as a result of the rebuild or replacement, and (viii) satisfactory evidence as to the compliance with Section 11 of this Facility Lease with respect to the rebuilt or replacement facilities.

Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee in connection with the transactions contemplated by this Section 10.3.

         Section 10.4. Application of Payments Not Relating to an Event of Loss.

                  (a) In the event that during the Facility Lease Term the use of all or any portion of the Undivided Interest is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Periodic Lease Rent and Renewal Lease Rent shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession. Any amount referred to in this Section 10.4(a) which is payable to the Facility Lessee shall not be paid to the Facility Lessee, or if it has been previously paid directly to the Facility Lessee, shall not be retained by the Facility Lessee, if at the time of such payment a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee as security for the obligations of the Facility Lessee under this Facility Lease, and upon the earlier of (i) 180 days after the Owner Lessor (or the Lease Indenture Trustee) shall have received such amount, provided the Owner Lessor (or the Lease Indenture Trustee) has not proceeded to exercise any remedy under Section 17 and it is not stayed or prevented by law or otherwise from exercising such remedy and (ii) such time as there shall not be continuing any such Significant Lease Default or Lease Event of Default, such amount shall be paid to the Facility Lessee.

                  (b) Any insurance proceeds with respect to the Undivided Interest received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under Section 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows: (i) in accordance with Section 11.7; and (ii) the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

SECTION 11.       INSURANCE

         Section 11.1. Property Insurance. Subject to Section 11.6, the Facility Lessee will maintain (or cause to be maintained) all risk property insurance customarily carried by prudent operators of coal-fired electric generating facilities of comparable size and risk of the Facility (to the extent of the Undivided Interest), and against loss or damage from such causes as are customarily insured against, which includes coverage for boiler and machinery coverage to cover mechanical breakdown and, in any case, in an amount equal to the Maximum Probable Loss of the Facility (to the extent of the Undivided Interest) with a deductible not to exceed $2.5 million per occurrence.

         Section 11.2. Liability Insurance. Subject to Section 11.6, the Facility Lessee will maintain (or cause to be maintained) commercial general liability insurance, commercial automobile liability insurance and contractual liability coverage, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Colstrip Site, with limits not less than $35 million per occurrence/aggregate with a deductible not to exceed $2.5 million per occurrence. The Facility Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility; provided that the Facility Lessee may not (except as permitted by Section 11.6) increase deductibles or decrease coverage as compared to the amounts specified herein without the written consent of the Owner Lessor and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

         Section 11.3. Provisions with Respect to Insurance.

                  (a) Subject to Section 11.6, the Facility Lessee will place the insurance maintained pursuant to this Section 11 with companies having an A.M. Best rating of at least "A-" or a comparable rating by S&P or, if not so rated, of comparable financial strength. All insurance policies required to be maintained pursuant to Section 11.2 shall name the Owner Lessor, the Lessor Manager, the Trust Company, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee as additional insureds, as their interests may appear. All insurance policies required to be maintained pursuant to this Section 11 shall also provide for at least 30 days' prior written notice (10 days for non-payment) by the insurance carrier to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee in the event of cancellation, non-renewal, termination, expiration or material change. The Facility Lessee will place the insurance required by this Section 11 with insurance companies which agree to waive all claims for premiums from, and all subrogation rights against, the Owner Lessor, the Owner Participant and the Lease Indenture Trustee. All the insurance maintained pursuant to this Section 11.3 shall be primary without right of contribution of any other insurance carried by or on behalf of the Owner Lessor, the Owner Participant or the Lease Indenture Trustee with respect to their respective interests in the Facility, and the Colstrip Site.

                  (b) Subject to Section 11.6, the Facility Lessee will ensure that the respective interests of the Owner Lessor, the Owner Participant and the Lease Indenture Trustee shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in such policies or by the use of the Facility for purposes more hazardous than permitted by such policies. Additionally, the Facility Lessee will use its best efforts to provide that such policies shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Facility Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

         Section 11.4. Reports.

                  (a) The Facility Lessee shall furnish the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee annually with a report of an independent insurance broker or consultant (selected by the Facility Lessee and reasonably acceptable to the Owner Lessor) identifying all insurance coverages in place and certifying that (i) all premiums in respect of such policies are current and (ii) that such coverage is in compliance with all insurance requirements set forth in this Section 11.

                  (b) The Facility Lessee shall provide the Owner Lessor, the Owner Participant and so long as the Lien of the Lease Indenture shall hot have been terminated or discharged, the Lease Indenture Trustee written notice at least thirty (30) days in advance of the effective date of any material reduction in the amount or type of property insurance coverage or any reduction in business interruption insurance. Such notice shall specify such changes and be accompanied by a officer's certificate of PPL Montana stating that, as so changed, the policies will continue to comply with the provisions of Sections
11.1 and 11.3.

                  (c) Within ten (10) business days prior to the expiration and renewal of any insurance policy required to be maintained pursuant to this
Section 11 or as soon thereafter as reasonably practicable but in any event within ten (10) business days after such expiration and renewal, the Facility Lessee shall provide the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee certificates from insurance brokers or carriers to the effect that such policy is in effect and in the case of policies maintained pursuant to Section 11.2, indicating their status as additional insureds.

         Section 11.5. Additional Insurance by Owner Lessor. At any time the Owner Lessor (either directly or in the name of the Owner Participant), the Owner Participant or the Lease Indenture Trustee may at its own expense and for its own account carry insurance with respect to its interest in the Undivided Interest; provided, that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance required to be maintained under the Project Agreements or this Section 11. Any insurance payments received from policies maintained by the Owner Lessor, the Owner Participant or the Lease Indenture Trustee pursuant to the previous sentence shall be retained by the Owner Lessor, the Owner Participant or the Lease Indenture Trustee, as the case may be, without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

         Section 11.6. Waiver of Requirements.

                  (a) If any insurance required to be maintained by the Facility Lessee pursuant to this Section 11 (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis, the Facility Lessee shall provide written notice to the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, the Owner Lessor and the Facility Lessee shall immediately enter into good faith negotiations in order to obtain an alternative to such insurance.

                  (b) In the event that the Owner Lessor and the Facility Lessee cannot reach a resolution acceptable to both parties within ten (10) days, the Owner Lessor and the Facility Lessee shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or broker), the Owner Lessor's insurance advisor (or broker) and an independent insurance expert from a nationally recognized insurance brokerage firm, chosen by the Facility Lessee and reasonably acceptable to the Owner Lessor. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 11 and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

                  (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation (which shall include the amount and type of insurance which is available upon a commercially reasonable basis) not less than fifteen (15) days before the date for renewal of such insurance. The Facility Lessee shall, prior to the expiration of the insurance then in effect, obtain the insurance required by this Section 11 that is available on a commercially reasonable basis. If the senior unsecured long-term rating of the Facility Lessee shall be rated at least investment grade at the time of renewal, the recommendation of the insurance expert shall be conclusive and binding upon the Facility Lessee and the Facility Lessee shall, for the immediately succeeding one (1) year policy period, only be required to carry the insurance required by this Section 11 that the expert has certified is available on a commercially reasonable basis.

                  (d) If the senior unsecured debt of the Facility Lessee is below investment grade at such time of renewal and in the Owner Participant's reasonable judgment, keeping the insurance coverage at the level that is available on a commercially reasonable basis is reasonably likely to result in a Material Adverse Effect, then the Facility Lessee shall (a) obtain the insurance required by Section 11 whether or not available on a commercially reasonable basis or (b) obtain the insurance that is available on a commercially reasonable basis and provide collateral or credit support for the difference of a type and in an amount satisfactory to the Owner Participant. For the purposes of this
Section 11.6, insurance will be considered "not available on a commercially reasonable basis" if it is not obtainable or obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Facility because of such excessive costs.

                  (e) All fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Facility Lessee.

         Section 11.7. Application of Insurance Proceeds.

                  (a) All proceeds of the insurance maintained pursuant to
Section 11.1 hereof and Section 11.1 of the Other Facility Leases up to $25,000,000 on account of any damage to or destruction of the Facility and/or Colstrip Units 1 and 2 or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof), shall, subject to Section 11.7(d), be paid to or retained by the Facility Lessee for application in repair or replacement of the affected property. All proceeds of the insurance maintained pursuant to Section 11.1 hereof and Section 11.1 of the Other Facility Leases in excess of $25,000,000 on account of such damage or destruction to the Facility and/or Colstrip Units 1 and 2, shall to the extent they relate to the Undivided Interest be paid to the Owner Lessor or, if the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and be applied and dealt with as set forth in this
Section 11.7.

                  (b) All such proceeds actually received on account of any such damage or destruction other than in connection with an Event of Loss shall, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, be paid over to the Facility Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Facility Lessee for) the cost of restoration, if the amount of such proceeds received by the Lease Indenture Trustee or the Owner Lessor, together with such additional amounts, if any, theretofore expended by the Facility Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon receipt by the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee of a written application of the Facility Lessee accompanied by an Officer's Certificate of the Facility Lessee setting forth in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration and stating that no Significant Lease Default or Lease Event of Default has occurred and is continuing.

                  (c) All such proceeds received or payable on account of an Event of Loss shall, unless the Facility Lessee has elected to rebuild or replace the affected Facility, be dealt with in accordance with Section 10.2(d).

                  (d) Notwithstanding the foregoing provisions of this Section 11 or Section 10, so long as a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to this Section 11 that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this Section 11 or Section 10.2(d) will be held as security for the obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and, at such time thereafter as no Significant Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.

SECTION 12.       INSPECTION

         During the Facility Lease Term, each of the Owner Participant, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee and their representatives may, during normal business hours, on reasonable notice to the Facility Lessee and at their own risk and expense (except, at the expense but not risk, of the Facility Lessee when a Significant Lease Default or a Lease Event of Default has occurred and is continuing), inspect the Facility and the records with respect to the operations and maintenance thereof, in the Facility Lessee's custody or to which the Facility Lessee has access; provided, however, that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, each such Person shall only be entitled to make one inspection in any twelve-month period, provided, further, however, that any such Person may make more than one inspection during the last twelve months of the Facility Lease Term unless the Facility Lessee has exercised its option under Section 15 to renew this Facility Lease beyond such twelve month period. Any such inspection will not unreasonably interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and will be in accordance with the Facility Lessee's and the Operator's safety and insurance programs. In no event shall the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustee have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13.       TERMINATION OPTION FOR BURDENSOME EVENTS

         Section 13.1. Election to Terminate. On or after the occurrence of either of the events specified below, the Facility Lessee shall have the right, at its option, upon at least 30 days' prior written notice to the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, to terminate this Facility Lease in whole on the Termination Date specified in such notice (which shall be a date occurring not more than 90 days after the date of such notice) if:

                  (a) as a result of a change in Applicable Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease or the other Operative Documents, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in law in a manner acceptable to the Facility Lessee, the Owner Participant, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee; or

                  (b) one or more events outside the control of the Facility Lessee shall have occurred which will, or can reasonably be expected to, give rise to an obligation by the Facility Lessee to pay or indemnify in respect of the Tax Indemnity Agreement or Section 11.1 or
         11.2 of the Participation Agreement; provided, however, that (i) such indemnity obligation (and the underlying cost or Tax) can be avoided in whole or in part if this Facility Lease is terminated and the Owner Lessor sells the Owner Lessor's Interest and (ii) the amount of such avoided payments hereunder would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) three (3) percent of the Purchase Price for the Undivided Interest, and provided, further, that no such termination option shall exist if the applicable indemnitee shall waive its right to, or the Owner Participant shall arrange for payment of (without reimbursement by the Facility Lessee or any Affiliate thereof), amounts of indemnification payments under the Tax Indemnity Agreement or
         Section 11.1 or 11.2 of the Participation Agreement in excess of such amount as to cause such avoided payments, computed in accordance with the preceding proviso, not to exceed three percent of the Purchase Price.

No termination of this Facility Lease pursuant to this Section 13.1 shall become effective unless the conditions set forth in Section 13.5 are satisfied. If the Facility Lessee does not give notice of its exercise of the termination option under this Section 13.1 within twelve months of the date the Facility Lessee receives notice or Actual Knowledge of an event or condition described above, the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13.1 as a result of such event or condition.

         Section 13.2. Solicitation of Offers; Payments Upon Termination. Upon receipt of a termination notice from the Facility Lessee pursuant to Section 13.1, the Owner Lessor may, but shall be under no obligation to, sell the Owner Lessor's Interest and, at the request of the Owner Lessor, the Facility Lessee will, as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain cash bids for the Owner Lessor's Interest. In connection with such termination, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Owner Lessor's Interest on the Termination Date set forth in the termination notice for cash in an amount at least equal to the Termination Value for the Undivided Interest on such Termination Date, on an "as is", "where is" and "with all faults" basis without any representation, other than by the Owner Lessor that the Owner Lessor's Interest is free of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's

Liens (any such offer by the Facility Lessee shall be a "Qualifying Cash Bid"). If the Facility Lessee makes a Qualifying Cash Bid and the Owner Lessor accepts such offer, the Facility Lessee shall pay the Owner Lessor on the Termination Date (a) the amount of such Qualifying Cash Bid plus (b) all amounts due and payable under Section 13.3 (but shall have no obligation to pay Termination Value). If the Owner Lessor (x) rejects a Qualifying Cash Bid from the Facility Lessee, (y) accepts an offer from a third party, or (z) elects to retain the Owner Lessor's Interest, the Facility Lessee shall pay to the Owner Lessor on the Termination Date all amounts due and payable under Section 13.3 (but shall have no obligation to pay Termination Value). Any transfer to a third party shall be subject to the Project Agreements. If, within 10 days of the Termination Date set forth in the notice of termination, the Owner Lessor does not (1) receive a Qualifying Cash Bid from the Facility Lessee, (2) accept an offer from a third party, or (3) elect to retain the Owner Lessor's Interest, this Facility Lease shall continue, the Facility Lessee will lose its right to terminate this Facility Lease for such burdensome event, and any and all rights that the Owner Lessor had immediately prior to the receipt of the termination notice referred to in Section 13.1 above (including any right to indemnification which may have given rise to such burdensome termination option) shall remain in full force and effect in all respects.

         Section 13.3. Procedure for Exercise of Termination Option. If the Facility Lessee shall have exercised its option to terminate the Facility Lease under Section 13.1, on the Termination Date specified in the Facility Lessee's notice of such exercise, the Facility Lessee shall, subject to the last sentence of Section 13.2, pay to the Owner Lessor (a) all amounts of Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13 and all indemnity amounts not obviated by the termination) due and payable on or prior to the Termination Date, (b) any unpaid Periodic Lease Rent due before such Termination Date, but shall not be required to pay Termination Value, and
(c) the Lessee Section 467 Loan Balance, if any, determined as of the relevant Termination Date and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such Termination Date. The obligation to make such payments shall be subject to the provisions of
Section 3.3(d), and all Rent payments under Section 13.2 and this Section 13.3 shall, to the extent required by Section 3.6(a), be made to the Lease Indenture Trustee. Concurrently with the payment of all sums specified in Section 13.2 and this Section 13.3 (i) Periodic Lease Rent shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability to the Owner Lessor hereunder or under the other Operative Documents, except for Supplemental Lease Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) unless the Facility Lessee assumes the Lessor Note pursuant to Section 13.4, the Owner Lessor shall pay the outstanding principal and accrued interest on the Lessor Note pursuant to Section 2.10(a) of the Lease Indenture, (iv) this Facility Lease shall terminate, (v) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease, (vi) in connection with any sale of Owner Lessor's Interest pursuant to Section 13.2, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the purchaser pursuant to this

Section 13.3 on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, and (vii) the Owner Lessor shall discharge the Lien of the Lease Indenture and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition of the termination of this Facility Lease pursuant to this Section 13 that the Facility Lessee shall pay all amounts it is obligated to pay under Section 13.2 and this Section 13.3. If the Facility Lessee fails to consummate the termination option under this Section 13 after giving notice of its intention to do so, (i) the Facility Lease shall continue,
(ii) such failure to consummate shall not constitute a default under the Facility Lease, and (iii) unless such failure is a consequence of a failure of the Owner Lessor or Owner Participant to fulfill their obligations under this
Section 13 or Section 3.3(d), the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13 as a result of such event or condition during the remainder of the Facility Lease Term.

         Section 13.4. Assumption of the Lessor Note. Notwithstanding the foregoing provisions of Section 13.2, (a) if the Facility Lessee submits a Qualifying Cash Bid, and the Owner Lessor accepts such Bid, (b) the Facility Lessee shall have executed and delivered an assumption agreement to assume in full the Lessor Note as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (c) all other conditions contained in such Section 2.10(b) shall have been satisfied, and (d) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, then the obligation of the Facility Lessee to pay the purchase price set forth in its Qualifying Cash Bid shall be reduced by the outstanding principal amount of and accrued interest on the Lessor Note so assumed by the Facility Lessee.

         Section 13.5. Certain Conditions to Termination. Anything to the contrary in this Section 13 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination of this Facility Lease pursuant to this Section 13 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease immediately prior to the electing to terminate this Facility Lease pursuant to Section 13.1 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell the Undivided Interest in connection with such proposed termination) unless and until the Facility Lessee shall have assumed the Lessor Note pursuant to Section 13.4 or the Owner Lessor shall have paid all outstanding principal and accrued interest on the Lessor Note pursuant to Section 13.3 and all other amounts due under the Lease Indenture on such proposed date of termination.

SECTION 14.       TERMINATION FOR OBSOLESCENCE

         Section 14.1. Termination. Upon at least six months' prior written notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee (which notice shall be accompanied by a certification by the board of managers of the Facility Lessee as to one or more of the matters described in clause (a) and (b) below and an Officer's Certificate setting forth in reasonable detail the basis on which it is exercising this termination option), the Facility Lessee shall have the option, so long as no Lease Event of Default shall have occurred and be continuing, to terminate this Facility Lease in whole or with respect to any Unit Interest on any Termination Date occurring on or after the fifth anniversary of the Closing Date (the date of termination selected by the Facility Lessee being the "Obsolescence Termination Date") on the terms and conditions set forth in this Section 14 if the Facility Lessee's board of directors determines in good faith that:

                  (a) such Unit is economically or technologically obsolete, as a result of (i) a change in Applicable Law, regulation or tariff of general application, or (ii) imposition by FERC or any other Governmental Entity having or claiming jurisdiction over the Facility Lessee, or the Facility of any conditions or requirements including requiring significant capital improvement to such Unit or the Related Common Facilities; or

                  (b) such Unit is otherwise economically or technologically obsolete or such Unit Interest is surplus to the Facility Lessee's needs or is no longer useful in its trade or business, including, as a result of (x) a change in the markets for the wholesale purchase and/or sale of energy or (y) any material abrogation of power purchase or sale agreements.

No termination of this Facility Lease pursuant to this Section 14.1 with respect to a Unit Interest shall become effective unless (i) the Facility Lessee makes an identical election under the Other Facility Lease to which the Facility is subject pursuant to Section 14.1 thereof, and (ii) the conditions set forth in
Section 14.5 hereof and thereof are satisfied.

         Section 14.2. Solicitation of Offers. If the Facility Lessee shall give the Owner Lessor notice pursuant to Section 14.1 and the Owner Lessor shall not have elected to retain the Owner Lessor's Interest with respect to such Unit pursuant to Section 14.3 hereof, the Facility Lessee shall, as non-exclusive agent for the Owner Lessor, use its commercially reasonable efforts to obtain bids and, subject to Section 14.5 hereof and, subject to the Project Agreements, sell such Owner Lessor's Interest on the Obsolescence Termination Date, all of the proceeds of which will be for the account of the Owner Lessor; provided that so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the proceeds of such sale shall be paid directly to the Lease Indenture Trustee; provided, further, that this sentence shall not limit the Owner Lessor's obligation to pay the Lessor Section 467 Loan Balance, if any. The Owner Lessor shall also have the right to obtain bids for the sale of such Owner Lessor's Interest either directly or through agents other than the Facility Lessee. At least 120 days prior to the Obsolescence Termination Date the Facility Lessee shall certify to the Owner Lessor and the Lease Indenture Trustee each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any Affiliate or any third party with whom it or an Affiliate has an arrangement to use or operate such Unit to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to such Unit Interest) submitting such bid or offer.

         Section 14.3. Right of Owner Lessor to Retain such Unit Interest. The Owner Lessor may, upon payment of the Lessor Section 467 Loan Balance, if any, payable to the Facility Lessee with respect to such Unit Interest, irrevocably elect to retain, rather than sell, the Owner

Lessor's Interest with respect to such Unit by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Owner Lessor elects to retain such Owner Lessor's Interest pursuant to this Section 14.3, on the Obsolescence Termination Date the Facility Lessee shall pay to the Owner Lessor (a) all Supplemental Lease Rent with respect to such Unit Interest (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14.3 due and payable on such Obsolescence Termination Date, (b) any unpaid Periodic Lease Rent (or, in connection with a termination of a Renewal Lease Term, Renewal Lease Rent) with respect to such Unit Interest due before such Obsolescence Termination Date, but shall not be required to pay Termination Value with respect to such Unit Interest and (c) the Lessee Section 467 Loan Balance, if any, determined as of Obsolescence Termination Date. All Rent payments under this Section 14.3 shall, to the extent required by Section 3.6(a), be made to the Lease Indenture Trustee. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.3,
(i) Periodic Lease Rent and Renewal Lease Rent with respect to such Unit Interest shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to such Unit Interest shall terminate,
(iii) the Facility Lessee shall cease to have any other liability hereunder to the Owner Lessor hereunder or under the other Operative Documents with respect to such Unit Interest, except for Supplemental Lease Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor shall pay the portion of the outstanding principal and accrued interest on the Lessor Note relating to such Unit Interest pursuant to Section 2.10(a) and (e) of the Lease Indenture, (v) if, and to the extent, the fair market value of such Unit Interest exceeds the Termination Value with respect to such Unit Interest, the Owner Lessor shall pay a portion of any premium due with respect to the Lessor Note up to but not exceeding such excess, with the balance, if any, paid by the Facility Lessee, (vi) this Facility Lease shall terminate with respect to such Unit Interest, (vii) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release and termination of this Facility Lease with respect to such Unit Interest and in the case of a termination with respect to either the Unit 1 Interest or the Unit 2 Interest, the Unit Interest which is obsolete shall no longer be deemed to be part of the Undivided Interest, (viii) the Facility Lessee will return the Owner Lessor's Interest related to such Unit Interest to the Owner Lessor in accordance with Section 5.1, and (ix) the Owner Lessor shall cause the Indenture Trustee to discharge the Lien of the Lease Indenture with respect to such Unit Interest and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition to the termination of this Facility Lease pursuant to this Section 14.3, that the Facility Lessee shall pay all amounts that it is obligated to pay under this Section 14.3.

         Section 14.4. Procedure for Exercise of Termination Option. If the Owner Lessor has not elected to retain the Owner Lessor's Interest with respect to such Unit Interest in accordance with Section 14.3 hereof, on the Obsolescence Termination Date the Owner Lessor shall sell the Owner Lessor's Interest in such Unit Interest under this Section 14.4 hereof and Section 9.1 of the Site Lease and Sublease to the bidder or bidders (which shall not be the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement to use or operate such Unit to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to such Unit Interest), that shall have submitted the highest cash bid or bids with respect to the Owner Lessor's Interest, and the Facility Lessee shall certify to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee that such buyer is not the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement to use or operate such Unit to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to such Unit Interest. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor (a) the excess, if any, of Termination Value with respect to such Unit Interest determined as of such Obsolescence Termination Date over the total sales price of the Owner Lessor's Interest paid to or retained by the Owner Lessor, after deducting from the sales price the expenses, if any, incurred by the Owner Lessor and the Owner Participant in connection with such sale, plus (b) any unpaid Periodic Lease Rent or Renewal Lease Rent with respect to such Unit Interest due before such Obsolescence Termination Date, plus (c) all amounts of Supplemental Lease Rent with respect to such Unit Interest (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14) due and payable on such Obsolescence Termination Date, plus (d) the Lessee Section 467 Loan Balance, if any, determined as of the Obsolescence Termination Date, plus (e) any premium due on the portion of the Lessor Note being prepaid pursuant to this Section 14, provided, however, if the total sales price of the Owner Lessor's Interest paid or retained by the Owner Lessor exceeds the Termination Value with respect to such Unit Interest as determined as of the Obsolescence Termination Date, the Owner Lessor shall pay a portion of such premium up to but not exceeding such excess, with the balance, if any, paid by the Facility Lessee and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance, if any, determined as of such Obsolescence Termination Date. The obligations to make such payments shall be subject to the provisions of Section 3.3(d), and all Rent payments under this Section 14.4 shall, to the extent required by Section 3.6(a), be made to the Lease Indenture Trustee. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.4, (i) Periodic Lease Rent and Renewal Lease Rent with respect to such Unit Interest shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to such Unit Interest shall terminate, (iii) the Facility Lessee shall cease to have any other liability hereunder to the Owner Lessor hereunder or under the other Operative Documents with respect to such Unit Interest, except for Supplemental Lease Rent and other obligations (including Sections
11.1 and 11.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor will pay the portion of the outstanding principal, premium, if any, payable by the Owner Lessor hereunder and accrued interest on the Lessor Note relating to such Unit Interest pursuant to Section 2.10 of the Lease Indenture, (v) this Facility Lease shall terminate with respect to such Unit Interest, (vi) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility

Lessee a release or termination of this Facility Lease with respect to such Unit Interest and, in the case of a termination with respect to either the Unit 1 Interest or the Unit 2 Interest, the Unit Interest which is obsolete shall no longer be deemed to be part of the Undivided Interest, (vii) the Owner Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) the Owner Lessor's Interest relating to such Unit Interest under this Section 14.4, to the purchaser on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty from the Owner Participant as to the absence of Owner Participant's Liens, and (viii) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. Unless the Owner Lessor shall have elected to retain the Owner Lessor's Interest pursuant to Section 14.3 or the Owner Lessor with the consent of the Facility Lessee shall have entered into a legally binding contract to sell the Owner Lessor's Interest, the Facility Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee in which event this Facility Lease shall continue with respect to such Unit Interest; provided, however, that the Facility Lessee shall not be permitted to re-initiate a notice to terminate pursuant to Section 14.1 more than once in any five year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Owner Lessor's Interest, to transfer the Owner Lessor's Interest in accordance with clause (vii) of this Section 14.4. It shall be a condition of the Owner Lessor's obligation to consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section
14.4. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue with respect to such Unit Interest in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this Section 14).

         Section 14.5. Certain Conditions to Termination. Anything to the contrary in this Section 14 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 14 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease with respect to the Unit Interest referred to in the applicable notice of termination pursuant to Section 14.1 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell the Owner Lessor's Interest in connection with such proposed termination) unless and until the Owner Lessor shall have paid the portion of the outstanding principal and accrued interest on the Lessor Note with respect to such Unit Interest and the Owner Lessor and/or the Facility Lessee shall have paid any Make-Whole Premium arising from a termination pursuant to clause (b) of Section 14.1 to the extent provided in
Section 14.3 and 14.4, as applicable) and all other amounts due under the Lease Indenture with respect thereto shall have been paid.

SECTION 15.       LEASE RENEWAL

         Section 15.1. First Wintergreen Renewal Lease Term. Not earlier than 42 months prior to the expiration of the Basic Lease Term, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing an FMV Renewal Lease Term under Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease with respect to Undivided Interest for a term (the "First Wintergreen Renewal Lease Term") commencing on the day following the last day of the Basic Lease Term and ending on the earlier of (a) the latest date as of which the estimated fair market value of the Undivided Interest determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor, subsequent to the Facility Lessee's tentative election of the First Wintergreen Renewal Lease Term (but not earlier than 36 months prior to the expiration of the Basic Lease Term), shall equal or exceed 20% of the Purchase Price with respect to the Undivided Interest (without taking into account inflation or deflation subsequent to the Closing
Date) and (b) the date as of which the sum of the number of years of the proposed First Wintergreen Renewal Lease Term and the Basic Lease Term shall equal 75% of the estimated economic useful life of the relevant Units and the Colstrip Project as of the Closing Date, as determined by such Independent Appraiser. Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for an FMV Renewal Lease Term under Section 15.3, and provided that neither a Significant Lease Default or Lease Event of Default shall have occurred and be continuing on such notice date or on the date of expiration of the Basic Lease Term, on or prior to 18 months before the expiration of the Basic Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease with respect to the Undivided Interest for the First Wintergreen Renewal Lease Term determined as aforesaid and the First Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.2. Second Wintergreen Renewal Lease Term. Not earlier than 42 months prior to the expiration of the First Wintergreen Renewal Lease Term, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing an FMV Renewal Lease Term under Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease with respect to Undivided Interest for a term (the "Second Wintergreen Renewal Lease Term" and together with the First Wintergreen Renewal Lease Term, the "Wintergreen Renewal Lease Terms") commencing on the day following the last day of the First Wintergreen Renewal Lease Term and ending on the earlier of (a) the latest date as of which the estimated fair market value of the Undivided Interest determined, by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor, subsequent to the Facility Lessee's tentative election of the Second Wintergreen Renewal Lease Term (but not earlier than 36 months prior to the expiration of the First Wintergreen Renewal Lease Term), shall equal or exceed 20% of the Purchase Price with respect to the Undivided Interest (without taking into account inflation or deflation subsequent to the Closing Date) and (b) the date as of which the sum of the number of years of the proposed Second Wintergreen Renewal Lease Term, the First Wintergreen Renewal Lease Term and the Basic Lease Term shall equal 75% of the estimated economic useful life of the relevant Units and the Colstrip Project as of the Closing Date, as determined by such

Independent Appraiser. Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a FMV Renewal Lease Term under Section 15.3, and provided that neither a Significant Lease Default nor a Lease Event of Default shall have occurred and be continuing on such notice date or on the date of expiration of the First Wintergreen Renewal Lease Term, on or prior to 18 months before the expiration of the First Wintergreen Renewal Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease with respect to the Undivided Interest for the Second Wintergreen Renewal Lease Term determined as aforesaid and the Second Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.3. Fair Market Value Renewal Lease Terms. Not earlier than 42 months prior to the expiration of the Basic Lease Term, the First Wintergreen Renewal Lease Term, the Second Wintergreen Renewal Lease Term, or any other Renewal Lease Term, unless a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing the First Wintergreen Renewal Lease Term or the Second Wintergreen Renewal Lease Term) of the Facility Lessee's tentative interest in renewing this Facility Lease with respect to the Undivided Interest for a term (each such term, a "FMV Renewal Lease Term") commencing on the day following the last day of the Basic Lease Term or a Renewal Lease Term otherwise expiring and extending for no less than two years and no more than five years; provided that, unless such FMV Renewal Lease Term extends to the end of the useful life of such Units, no such FMV Renewal Lease Term shall extend beyond the date that is three (3) years prior to the end of the useful life of such Units (as set forth in the most recent appraisal obtained pursuant to Section 4.1(o) of the Participation Agreement, Section 15.1 or 15.2 of this Facility Lease or Section 2.3(a) or (b) of the Site Lease and Sublease). Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2 (it being understood that the exercise by the Facility Lessee of its right to renew this Facility Lease at the end of the Basic Lease Term or at the end of the First Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2 hereof, respectively, shall not impair its right to renew this Facility Lease at any time thereafter pursuant to this Section 15.3), and provided that neither a Significant Lease Default nor a Lease Event of Default shall have occurred and be continuing on any such notice date or on the date of expiration of the Basic Lease Term or the Renewal Lease Term immediately preceding such FMV Renewal Lease Term, as the case may be, on or prior to 18 months before the expiration of the existing Basic Lease Term or the relevant Renewal Lease Term as the case may be, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease with respect to the Undivided Interest for the FMV Renewal Lease Term tentatively elected as aforesaid and the FMV Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.4. Renewal Lease Rent for the Renewal Lease Terms.

                  (a) Renewal Lease Rent shall be paid on each January 2 and July 2 during each Renewal Lease Term. The installment of Renewal Lease Rent for the Undivided Interest payable on each such Rent Payment Date during the Wintergreen Renewal Lease Terms shall be determined as follows:

                           (i) for each year in the period commencing on the
                  first day of the First Wintergreen Renewal Lease Term and ending on the earlier of (x) the last day of the last Wintergreen Renewal Lease Term elected by the Facility Lessee or (y) the date which is 5 years after the last day of the Basic Lease Term (such period being referred to as the "Initial Period") Renewal Lease Rent shall be equal to 80% of the average Basic Lease Rent for the Undivided Interest during the Basic Lease Term;

                           (ii) for each year in the period commencing on the
                  day following the last day of the Initial Period and ending on the earlier of (A) the last day of the last Wintergreen Renewal Lease Term elected by the Facility Lessee or (B) the date which is 5 years after the last day of the Initial Period, Renewal Lease Rent shall be equal to 60% of the average Basic Lease Rent for the Undivided Interest during the Basic Lease Term; and

                           (iii) thereafter, Renewal Lease Rent shall be equal
                  to the lesser of (i) the Fair Market Rental Value for the Undivided Interest, and (ii) 50% of the average Basic Lease Rent for the Undivided Interest during the Basic Lease Term.

         The average Basic Lease Rent during the Basic Lease Term for the Undivided Interest shall be determined without regard to any amount attributable to adjustments to Basic Lease Rent pursuant to clause (i) and, unless the applicable Modifications were financed by an Additional Equity Investment, clause (ii) of Section 3.5(a). Renewal Lease Rent for any FMV Renewal Lease Term shall be determined in accordance with Section 15.4(b)

                  (b) Renewal Lease Rent payable on each Rent Payment Date during any FMV Renewal Lease Term for the Undivided Interest shall be equal to 105% of the Fair Market Rental Value thereof determined at the commencement of such FMV Renewal Lease Term; provided, however, that if, on or prior to the commencement of any FMV Renewal Lease Term, the Owner Lessor and the Facility Lessee agree or, in the absence of such agreement, if the Facility Lessee shall provide the Owner Participant with an opinion of counsel reasonably satisfactory to the Owner Participant (as to matters of form, substance and authorship) or with a private letter ruling, in each case to the effect that the Renewal Lease Rent for a FMV Renewal Lease Term can be set at the Fair Market Rental Value without resulting in adverse Federal income tax consequences to the Owner Participant under Section 467 of the Code, the Renewal Lease Rent for the Undivided Interest for the remainder of any current and for any subsequent FMV Renewal Lease Term will be equal to 100% of the Fair Market Rental Value of such Unit Interest.

         Section 15.5. Determination of Fair Market Rental Value. The Fair Market Rental Value of the Undivided Interest as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the tentative notice from the Facility Lessee of its election to renew pursuant to
Section 15.1, 15.2 or 15.3 (but not more than 36 months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six month period, shall be determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The appraiser's fees and expenses shall be borne by the Facility Lessee.

         Section 15.6. Simultaneous Renewals.

         This Facility Lease may only be renewed in whole. In addition, if the Owner Participant or any of its Affiliates is a party to any of the Other Colstrip Lease Transactions, then the Facility Lessee shall make the same election (to renew or not renew) under Sections 15.1, 15.2, and 15.3 of each of the Other Facility Leases to which it is a party for such Other Colstrip Lease Transactions to which the Owner Participant or any of its Affiliates is a party.

SECTION 16.       EVENTS OF DEFAULT

         The following events shall constitute a "Lease Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

                  (a) the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value after the same shall have become due and such failure shall have continued (after application of the proceeds of any Qualifying Letter of Credit) for five (5) Business Days after the same shall become due; or

                  (b) the Facility Lessee shall fail to make any payment of Supplemental Lease Rent (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto, or Termination Value) after the same shall have become due and such failure shall have continued from a period of 30 days after receipt by the Facility Lessee of written notice of such default from the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustee; or

                  (c) the Facility Lessee shall fail to observe or perform its obligation to maintain (or cause to be maintained) insurance in the amounts and on the terms set forth in Section 11; or

                  (d) the Facility Lessee shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Facility Lease or any other Operative Document (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement or any covenant, obligation or agreement referred to in clauses (a), (b), (c), (e) or (k) of this Section 16) in any material respect, which shall continue unremedied for 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, Owner Lessor, Lease Indenture Trustee or the Pass Through Trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period; provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of Section 7.1, if, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with such requirement shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve any danger of
         (i) foreclosure, sale, forfeiture or loss of, or imposition of a lien on, any part of the Undivided Interest or the impairment of the use, operation or maintenance of the Facility in any material respect, or
         (ii) any criminal liability being incurred by, or any material adverse effect on the interests of, the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustee including, subjecting the Owner Participant or the Owner Lessor to regulation as a public utility under Applicable Law; and provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of
         Section 7.1, if the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger described in clause (i) or (ii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not extend beyond the date 36 months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee; or

                  (e) to the extent such covenants are in effect, the Facility Lessee shall fail to perform or observe in any material respect the covenants set forth in Sections 5.2, 6.1, 6.2, 6.3, 7.1, 7.2, 15.2 or, to the extent such covenant relates to liens in respect of borrowed money, 6.4 of the Participation Agreement; or

                  (f) any representation or warranty made by the Facility Lessee in the Operative Documents (other than a Tax Representation) or in the certificate delivered by the Facility Lessee at the Closing pursuant to
         Section 4(g) of the Participation Agreement shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the Facility Lessee of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 120-day period; or

                  (g) the Facility Lessee shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

                  (h) an involuntary case or other proceeding shall be commenced against the Facility Lessee seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Facility Lessee; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                  (i) so long as any of the Certificates are outstanding, default under any bond, debenture, note or other evidence of Indebtedness (but excluding Indebtedness arising under the Other Colstrip Lease Transactions or Non-Recourse Indebtedness) for money borrowed by the Facility Lessee under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Facility Lessee, whether such indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding $75,000,000 and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

                  (j) so long as any of the Certificates are outstanding, and PPL Montana or any of its Affiliates is the Facility Lessee under this Facility Lease, the occurrence of a Change of Control; or

                  (k) the Facility Lessee shall fail (i) to cause a Qualifying Letter of Credit to be replaced, or reinstated to the full amount required, in accordance with Section 6.5(e) of the Participation Agreement within 90 days of any drawing thereon, or (ii) to perform or observe any of the other covenants in Section 6.5 of the Participation Agreement.

SECTION 17.       REMEDIES

         Section 17.1. Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee; provided that upon the occurrence of a Lease Event of Default described in paragraph (g) or
(h) of Section 16, this Facility Lease shall automatically be deemed to be in default without the need for giving any notice; and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee, at the Facility Lessee's sole cost and expense, of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

                  (b) by notice in writing to the Facility Lessee, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use under this Facility Lease of the Undivided Interest shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor and at the Facility Lessee's expense, forthwith return possession of the Undivided Interest to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5, except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatever;

                  (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Facility Lessee's obligation to pay Periodic Lease Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Periodic Lease Rent and Renewal Lease Rent is to be included in computations under paragraph (e) or (f) below if the Owner Lessor elects to exercise its rights under said paragraphs);

                  (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Owner Lessor from leasing the Undivided Interest to any Person other than the Facility Lessee;

                  (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Undivided Interest, the Owner Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice, any unpaid Periodic Lease Rent and Renewal Lease Rent due before such Termination Date, any Supplemental Lease Rent due and payable as of the payment date specified in such notice, the Lessee Section 467 Loan Balance, if any, computed as of the Termination Date, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent and Renewal Lease Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value for the Undivided Interest computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice, or (ii) an amount equal to the excess, if any, of Termination Value for the Undivided Interest computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value semiannually to present value as of the Termination Date specified in such notice at a rate equal to the Lease Debt Rate, and upon payment of such excess amount under either clause
         (i) or (ii) of this paragraph (e), this Facility Lease, and the Facility Lessee's obligation to pay Periodic Lease Rent hereunder due for any periods subsequent to the date of such payment shall terminate;

                  (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent and Renewal Lease Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Periodic Lease Rent and Renewal Lease Rent due before the date of such sale and, (ii) if that date is not a Termination Date, the daily equivalent of Periodic Lease Rent or Renewal Lease Rent for the period from the preceding Termination Date to the date of such sale, plus
         (iii) the amount, if any, by which the Termination Value for the Undivided Interest computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, plus (iv) the Lessee Section 467 Loan Balance, if any, computed as of such date or if that date is not a Termination Date, as of the Termination Date next preceding the date of such sale and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent for any periods subsequent to the date of such payment shall terminate;

                  (g) apply any amounts which are held by the Owner Lessor or the Lease Indenture Trustee under Section 10.2(d) or 11.7 as security for the Facility Lessee's obligations hereunder against any amounts owed by the Facility Lessee hereunder or under any other Operative Document; or

                  (h) exercise its rights under any Qualifying Letter of Credit and apply the proceeds thereof against any amounts owed by the Facility Lessee hereunder or under any other Operative Document.

         In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Periodic Lease Rent and Renewal Lease Rent due hereunder before or during the exercise of any of the foregoing remedies, (ii) in the case of a Lease Event of Default described in Section 16(j), any Change of Control Premium payable under Section 4.2(a) of the Lease Indenture, and (iii) on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section 5 hereof, including, any costs and expenses incurred by the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee in connection with retaking constructive possession of, or in repairing, such Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

         Upon termination of this Facility Lease pursuant to clause (b) or an election by the Owner Lessor to receive liquidated damages under clauses (e) or
(f), then on the Applicable Date the Facility Lessee shall (without duplication of the amounts paid under clause (e) or (f) above) pay to the Owner Lessor the Lessee Section 467 Loan Balance calculated as of the Applicable Date or if the Applicable Date is not a Termination Date, as of the next preceding Termination Date, and the Owner Lessor shall pay to the Facility Lessee the Lessor Section 467 Loan Balance calculated as of the Applicable Date, or if the Applicable Date is not a Termination Date, the Termination Date, next preceding the Applicable Date. The Applicable Date shall be the earlier to occur of (i) the date this Facility Lease is terminated pursuant to clause (b), (ii) the Termination Date specified in any notice pursuant to clause (e), or (iii) the date of any sale pursuant to clause (e). The obligation to make such payments shall be subject to the provisions of Section 3.3(d), and all payments of Rent under this Section 10.2(a) shall, to the extent required by Section 3.6(a), be made to the Lease Indenture Trustee.

         Section 17.2. Cumulative Remedies. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not, except as specifically provided in this Section 17, preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Undivided Interest or any Component thereof in mitigation of the Owner Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of the Owner Lessor's rights and remedies in this Section 17.

         Section 17.3. No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

         Section 17.4. Significant Lease Default; Drawings Under Qualifying Letter of Credit. Notwithstanding anything herein to the contrary and without limiting the Owner Lessor's rights to draw upon any Qualified Letter of Credit under Section 17.1(h), upon the occurrence and during the continuance of a Significant Lease Default of the type described in clause (i) of the definition of Significant Lease Default, the Owner Lessor shall have the right to draw upon any Qualifying Letter of Credit to pay any portion of Periodic Lease Rent or Termination Value which was not paid when due.

SECTION 18.       SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.

         Any moneys received by the Owner Lessor or the Lease Indenture Trustee pursuant to Section 10.2(d) or 11.7 shall, until paid to the Facility Lessee in accordance with such Sections, be held by the Owner Lessor or the Lease Indenture Trustee, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Permitted Instruments by the Owner Lessor or the Lease Indenture Trustee, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such instruments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Instrument (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Instrument) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

SECTION 19.       FACILITY LESSEE'S RIGHT TO SUBLEASE

         The Facility Lessee shall have the right to sublease the Undivided Interest without the consent of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustee under the following conditions:

                  (a) the sublessee (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not subject to bankruptcy proceedings, (ii) is not involved in material litigation with the Owner Participant, and (iii) is, or its operating and maintenance obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced, reputable operator of coal-fired electric generating assets;

                  (b) the Owner Lessor, the Owner Participant, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably acceptable to each such recipient, to the effect that all regulatory approvals required to enter into the sublease have been obtained;

                  (c) the sublease does not extend beyond the scheduled expiration of the applicable Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee (and may be terminated upon early termination of this Facility Lease) and is expressly subordinated to this Facility Lease;

                  (d) all terms and conditions of this Facility Lease and the other Operative Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations under this Facility Lease and the other Operative Documents;

                  (e) no Significant Lease Default or Lease Event of Default under this Facility Lease shall have occurred and be continuing;

                  (f) the sublease prohibits further assignment or subletting;

                  (g) the sublease requires the sublessee to operate and maintain the Facility in a manner consistent with this Facility Lease;

                  (h) the sublease does not cause the property to become "tax-exempt use property" within the meaning of Section 168(h) of the Code (unless the Facility Lessee shall make a payment to the Owner Participant contemporaneously with the execution of the sublease that in the reasonable judgement of the Owner Participant compensates such Owner Participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property"); and

                  (i) so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the terms of the sublease do not result in any prepayment of Periodic Lease Rent or any lump sum or advance payments to the Facility Lessee or any of its Affiliates in excess of $1,000,000 in the aggregate.

         As a condition precedent to such sublease, the Facility Lessee shall provide the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee with all documentation in respect of such sublease and an opinion of counsel to the effect that such sublease complies with the provisions of this Section 19 (such documentation, counsel and opinion to be reasonably satisfactory to such recipients). The Facility Lessee shall pay, on an After-Tax Basis, all reasonable documented out-of-pocket expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee in connection with such sublease.

SECTION 20.       OWNER LESSOR'S RIGHT TO PERFORM

         If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 days thereafter, the Owner Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.

SECTION 21.       SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE
                  TRUSTEE

         In order to secure the Lessor Note, the Owner Lessor will assign and grant a Lien to the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and grant a security interest in favor of the Lease Indenture Trustee in all of the Owner Lessor's right, title and interest in and to the Undivided Interest (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully terminated, the

Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

SECTION 22.       WAIVER OF RIGHT TO PARTITION

         So long as the Facility or any part thereof as originally constructed, reconstructed or added to is used or useful for the generation of electrical power and energy, or to the end of the period permitted by Applicable Law, whichever first occurs, the Owner Lessor waives its right to partition whether by partition in kind or sale and division of the proceeds thereof, and agrees that it will not resort to any action at law or in equity to partition and further waives the benefit of all laws that may now or hereafter authorize such partition of the properties comprising the Facilities. It is agreed that this covenant shall be deemed to run with the land. All instruments of conveyance which effect, evidence or vest the ownership interest of the Owner Lessor in the Facility shall contain this waiver of right to partition.

SECTION 23.       MISCELLANEOUS

         Section 23.1. Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         Section 23.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective
(a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

         If to the Owner Lessor:

                  Montana OL3 LLC
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Telephone No.: 302-651-1000
                  Facsimile No.: 302-651-8882
                  Attention: Corporate Trust Administration


         with a copy to the Owner Participant:


                  Montana OP3 LLC
                  c/o Bell Atlantic Credit Corporation
                  245 Park Avenue, 40th Floor
                  New York, New York 10167
                  Telephone No.: 212-557-4799
                  Facsimile No.: 212-557-4569
                  Attention: Asset Administrator


         and to the Lease Indenture Trustee:

                  The Chase Manhattan Bank
                  Capital Markets Fiduciary Services
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001-2697
                  Telephone No.: (212) 946-7557
                  Facsimile No.: (212) 946-8177/8
                  Attention: Annette M. Marsula


         and to the Pass Through Trustee:

                  The Chase Manhattan Bank
                  Capital Markets Fiduciary Services
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001-2697
                  Telephone No.: (212) 946-7557
                  Facsimile No.: (212) 946-8177/8
                  Attention: Annette M. Marsula

         If to the Facility Lessee:

                  PPL Montana, LLC
                  303 North Broadway, Suite 400
                  Billings, MT 59101
                  Telephone No.:  (406) 869-5100
                  Facsimile No. :  (406) 869-5149
                  Attention: Vice President and General Counsel

         Section 23.3. Survival. Except for the provisions of Sections 3.3(d), 3.4, 3.6, 5, 9 and 17, which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

         Section 23.4. Successors and Assigns.

                  (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

                  (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

         Section 23.5. "True Lease". This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Facility Lessee any right, title or interest in or to the Undivided Interest except as lessee only.

         Section 23.6. Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment or performance is to be made pursuant to this Facility Lease is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

         Section 23.7. Governing Law. This Facility Lease (other than Section 2.2) shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligations Law Section 5-1401), except to the extent the laws of the State of Montana are mandatorily applicable under the laws of the State of Montana. Section 2.2 of this Facility Lease shall be governed by and construed in accordance with the laws of the State of Montana (without giving effect to the conflicts of laws provisions thereof).

         Section 23.8. Severability. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 23.9. Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 23.10. Headings and Table of Contents. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 23.11. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

         Section 23.12. Effectiveness. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on July 20, 2000, the date of execution and delivery by the Facility Lessee and the Owner Lessor.

         Section 23.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by Wilmington Trust Company ("Wilmington"), not individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

         Section 23.14. Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W.

Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and
(b) is shorter.

         IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.



                              MONTANA OL3 LLC


                              By:  Wilmington Trust Company, not in its
                                   individual capacity but solely as
                                   Lessor Manager


                                   By:    /s/ James P. Lawler
                                          --------------------------------------
                                          Name:     James P. Lawler
                                          Title:    Vice President


                              PPL MONTANA, LLC


                              By:       /s/ Paul A. Farr
                                       -----------------------------------------
                                     Name:     Paul A. Farr
                                     Title:    Vice President

*Receipt of the original counterpart of the foregoing Facility Lease is hereby acknowledged on this ____ day of July, 2000.



                               THE CHASE MANHATTAN BANK,
                               as Lease Indenture Trustee


                               By:
                                     -------------------------------------------
                                     Name:
                                     Title:


-------------
* This acknowledgment executed in the original counterpart only.

                                                                  EXHIBIT 4.7(a)
                                                                      SCHEDULE 1
                                                               TO FACILITY LEASE

                         PERIODIC LEASE RENT PERCENTAGES



 RENT PAYMENT DATES                          PERIODIC LEASE RENT PERCENTAGE
 Oct  2 2000                                                   0.000000000%
 Jan  2 2001                                                   5.348585366%
 Jul  2 2001                                                   5.188447202%
 Jan  2 2002                                                   3.623064993%
 Jul  2 2002                                                   8.378365359%
 Jan  2 2003                                                   3.411390739%
 Jul  2 2003                                                   8.041131021%
 Jan  2 2004                                                   3.205308004%
 Jul  2 2004                                                   7.407178071%
 Jan  2 2005                                                   3.018269002%
 Jul  2 2005                                                   6.270394045%
 Jan  2 2006                                                   2.873508394%
 Jul  2 2006                                                   6.375861578%
 Jan  2 2007                                                   2.717608178%
 Jul  2 2007                                                   6.019458787%
 Jan  2 2008                                                   2.570632677%
 Jul  2 2008                                                   6.688026884%
 Jan  2 2009                                                   2.387361165%
 Jul  2 2009                                                   7.306419080%
 Jan  2 2010                                                   2.168401651%
 Jul  2 2010                                                   7.968160951%
 Jan  2 2011                                                   1.910236366%
 Jul  2 2011                                                   8.357727905%
 Jan  2 2012                                                   1.623234046%
 Jul  2 2012                                                   8.741890724%
 Jan  2 2013                                                   1.357186349%
 Jul  2 2013                                                   9.832342973%
 Jan  2 2014                                                   0.979916295%
 Jul  2 2014                                                  10.601366256%
 Jan  2 2015                                                   0.574243500%
 Jul  2 2015                                                   9.506229857%
 Jan  2 2016                                                   0.196940874%
 Jul  2 2016                                                   3.599395122%
 Jan  2 2017                                                   0.130287805%
 Jul  2 2017                                                   0.861995122%
 Jan  2 2018                                                   0.097715854%
 Jul  2 2018                                                   0.829423171%
 Jan  2 2019                                                   0.065143902%
 Jul  2 2019                                                   0.796851220%
 Jan  2 2020                                                   0.032571951%
 Jul  2 2020                                                   0.764279268%
 Jan  2 2021                                                   0.574238447%
 Jul  2 2021                                                   0.813964974%
 Jan  2 2022                                                   0.850613103%
 Jul  2 2022                                                   0.850613103%
 Jan  2 2023                                                   0.888842103%

                                                               TO FACILITY LEASE

 Jul  2 2023                                                   0.888842103%
 Jan  2 2024                                                   0.928729273%
 Jul  2 2024                                                   0.928729273%
 Jan  2 2025                                                   0.970346535%
 Jul  2 2025                                                   0.970346535%
 Jan  2 2026                                                   1.013768931%
 Jul  2 2026                                                   1.013768931%
 Jan  2 2027                                                   1.059074758%
 Jul  2 2027                                                   1.059074758%
 Jan  2 2028                                                   0.968862341%
 Jul  2 2028                                                   0.914690317%
 Jan  2 2029                                                   0.892256545%
 Jul  2 2029                                                   0.892256545%
 Jan  2 2030                                                   0.892256545%
 Jul  2 2030                                                   0.892256545%
 Jan  2 2031                                                   0.892256545%
 Jul  2 2031                                                   0.892256545%
 Jan  2 2032                                                   0.892256545%
 Jul  2 2032                                                   0.385376175%
 Jan  2 2033                                                   0.024390244%
 Jul  2 2033                                                   0.024390244%
 Jan  2 2034                                                   0.024390244%
 Jul  2 2034                                                   0.024390244%
 Jan  2 2035                                                   0.024390244%
 Jul  2 2035                                                   0.024390244%
 Jan  2 2036                                                   0.024390244%
 Jul  2 2036                                                   0.024390244%
 Jul 20 2036                                                   0.024390244%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

                         TERMINATION VALUE PERCENTAGES

 TERMINATION              GROSS TERMINATION             SECTION 467 LOAN
 DATE                     VALUE PERCENTAGE             BALANCE PERCENTAGE
 Jul 20 2000                  0.00000000%                   0.00000000%
 Aug 20 2000                104.16702947%                   0.00000000%
 Sep 20 2000                105.07660605%                   0.00000000%
 Oct 20 2000                105.97409822%                   0.00000000%
 Nov 20 2000                106.87405525%                   0.00000000%
 Dec 20 2000                107.77649840%                   0.00000000%
 Jan 20 2001                106.86637857%                   3.54816830%
 Feb 20 2001                107.75047361%                   3.56858822%
 Mar 20 2001                108.63674194%                   3.58900814%
 Apr 20 2001                109.52520228%                   3.60942805%
 May 20 2001                110.40508632%                   3.62984797%
 Jun 20 2001                111.28710733%                   3.65026789%
 Jul 20 2001                112.17422821%                   8.87753751%
 Aug 20 2001                113.06592475%                   8.92862826%
 Sep 20 2001                113.95966277%                   8.97971901%
 Oct 20 2001                114.84467267%                   9.03080976%
 Nov 20 2001                115.73166640%                   9.08190051%
 Dec 20 2001                116.62066106%                   9.13299126%
 Jan 20 2002                110.21837970%                   5.52463999%
 Feb 20 2002                111.08125179%                   5.55643462%
 Mar 20 2002                111.94608322%                   5.58822924%
 Apr 20 2002                112.81289087%                   5.62002387%
 May 20 2002                113.67166401%                   5.65181850%
 Jun 20 2002                114.53236113%                   5.68361313%
 Jul 20 2002                115.39349568%                  14.12346516%
 Aug 20 2002                116.26218162%                  14.20474653%
 Sep 20 2002                117.13275451%                  14.28602790%
 Oct 20 2002                117.99520286%                  14.36730927%
 Nov 20 2002                118.85948437%                  14.44859064%
 Dec 20 2002                119.72561486%                  14.52987201%
 Jan 20 2003                113.32140669%                  10.76036833%
 Feb 20 2003                114.16181404%                  10.82229488%
 Mar 20 2003                115.00403139%                  10.88422143%
 Apr 20 2003                115.84807436%                  10.94614798%
 May 20 2003                116.68471315%                  11.00807454%
 Jun 20 2003                117.52312945%                  11.07000109%
 Jul 20 2003                118.28785186%                  19.12742572%
 Aug 20 2003                119.13434660%                  19.23750518%
 Sep 20 2003                119.98258480%                  19.34758464%
 Oct 20 2003                120.82333595%                  19.45766410%
 Nov 20 2003                121.66578104%                  19.56774356%
 Dec 20 2003                122.50993466%                  19.67782301%
 Jan 20 2004                116.15936138%                  15.80600583%
 Feb 20 2004                116.97853618%                  15.89697032%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Mar 20 2004                117.79938369%                  15.98793482%
 Apr 20 2004                118.62191832%                  16.07889931%
 May 20 2004                119.43763499%                  16.16986380%
 Jun 20 2004                120.25499454%                  16.26082829%
 Jul 20 2004                120.98824050%                  23.70042376%
 Aug 20 2004                121.81459270%                  23.83682109%
 Sep 20 2004                122.64255653%                  23.97321843%
 Oct 20 2004                123.46362625%                  24.10961576%
 Nov 20 2004                124.28626206%                  24.24601309%
 Dec 20 2004                125.11047746%                  24.38241042%
 Jan 20 2005                118.75142582%                  20.36073614%
 Feb 20 2005                119.55102818%                  20.47791337%
 Mar 20 2005                120.35217725%                  20.59509060%
 Apr 20 2005                121.15488637%                  20.71226783%
 May 20 2005                121.95131921%                  20.82944507%
 Jun 20 2005                122.74927143%                  20.94662230%
 Jul 20 2005                123.34553459%                  27.15329788%
 Aug 20 2005                124.15360988%                  27.30956670%
 Sep 20 2005                124.96317591%                  27.46583553%
 Oct 20 2005                125.76639574%                  27.62210435%
 Nov 20 2005                126.57106444%                  27.77837317%
 Dec 20 2005                127.37719450%                  27.93464200%
 Jan 20 2006                121.12007757%                  23.90754805%
 Feb 20 2006                121.90257132%                  24.04513739%
 Mar 20 2006                122.68649629%                  24.18272673%
 Apr 20 2006                123.47186483%                  24.32031607%
 May 20 2006                124.25145823%                  24.45790542%
 Jun 20 2006                125.03245785%                  24.59549476%
 Jul 20 2006                125.53136077%                  30.84825181%
 Aug 20 2006                126.32187435%                  31.02578531%
 Sep 20 2006                127.11376792%                  31.20331881%
 Oct 20 2006                127.89982225%                  31.38085231%
 Nov 20 2006                128.68721813%                  31.55838581%
 Dec 20 2006                129.47596712%                  31.73591931%
 Jan 20 2007                123.28225075%                  27.65446200%
 Feb 20 2007                124.04806713%                  27.81361505%
 Mar 20 2007                124.81520904%                  27.97276810%
 Apr 20 2007                125.58368791%                  28.13192115%
 May 20 2007                126.34686875%                  28.29107421%
 Jun 20 2007                127.11135239%                  28.45022726%
 Jul 20 2007                127.48319388%                  34.25622698%
 Aug 20 2007                128.25710870%                  34.45337358%
 Sep 20 2007                129.03230249%                  34.65052018%
 Oct 20 2007                129.80213976%                  34.84766678%
 Nov 20 2007                130.57322085%                  35.04481337%
 Dec 20 2007                131.34555649%                  35.24195997%
 Jan 20 2008                125.24711392%                  31.14434221%
 Feb 20 2008                125.99737827%                  31.32357973%
 Mar 20 2008                126.74887209%                  31.50281725%
 Apr 20 2008                127.50160599%                  31.68205476%
 May 20 2008                128.24911643%                  31.86129228%
 Jun 20 2008                128.99783259%                  32.04052980%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Jul 20 2008                129.29304696%                  38.47787766%
 Aug 20 2008                130.04933092%                  38.69932011%
 Sep 20 2008                130.80679572%                  38.92076255%
 Oct 20 2008                131.55897733%                  39.14220500%
 Nov 20 2008                132.31230439%                  39.36364744%
 Dec 20 2008                133.06678681%                  39.58508989%
 Jan 20 2009                127.01018551%                  35.38811871%
 Feb 20 2009                127.74269679%                  35.59177941%
 Mar 20 2009                128.47633725%                  35.79544011%
 Apr 20 2009                129.21111663%                  35.99910081%
 May 20 2009                129.94069294%                  36.20276151%
 Jun 20 2009                130.67137312%                  36.40642222%
 Jul 20 2009                130.79083800%                  43.33242106%
 Aug 20 2009                131.52657073%                  43.58180169%
 Sep 20 2009                132.26338086%                  43.83118231%
 Oct 20 2009                132.99492588%                  44.08056294%
 Nov 20 2009                133.72751218%                  44.32994357%
 Dec 20 2009                134.46114876%                  44.57932420%
 Jan 20 2010                128.54089734%                  40.34851096%
 Feb 20 2010                129.25308255%                  40.58071901%
 Mar 20 2010                129.96629020%                  40.81292706%
 Apr 20 2010                130.68052909%                  41.04513511%
 May 20 2010                131.38960652%                  41.27734316%
 Jun 20 2010                132.09967958%                  41.50955121%
 Jul 20 2010                132.13053522%                  49.06171671%
 Aug 20 2010                132.84348425%                  49.34406977%
 Sep 20 2010                133.55740093%                  49.62642284%
 Oct 20 2010                134.26609199%                  49.90877590%
 Nov 20 2010                134.97571399%                  50.19112896%
 Dec 20 2010                135.68627494%                  50.47348202%
 Jan 20 2011                129.80928104%                  46.08377114%
 Feb 20 2011                130.49835094%                  46.34898595%
 Mar 20 2011                131.18833036%                  46.61420076%
 Apr 20 2011                131.87922716%                  46.87941556%
 May 20 2011                132.56533997%                  47.14463037%
 Jun 20 2011                133.25233682%                  47.40984518%
 Jul 20 2011                126.70112724%                  48.82809931%
 Aug 20 2011                127.35211417%                  49.10910789%
 Sep 20 2011                128.00395851%                  49.39011647%
 Oct 20 2011                128.65095841%                  49.67112505%
 Nov 20 2011                129.29878136%                  49.95213363%
 Dec 20 2011                129.94743444%                  50.23314221%
 Jan 20 2012                130.60268224%                  52.14885151%
 Feb 20 2012                131.26636977%                  52.44897121%
 Mar 20 2012                131.93085945%                  52.74909091%
 Apr 20 2012                132.59615818%                  53.04921062%
 May 20 2012                133.25672554%                  53.34933032%
 Jun 20 2012                133.91806813%                  53.64945002%
 Jul 20 2012                127.30877096%                  55.45219095%
 Aug 20 2012                127.92455522%                  55.77132156%
 Sep 20 2012                128.54094699%                  56.09045218%
 Oct 20 2012                129.15240408%                  56.40958279%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Nov 20 2012                129.76443137%                  56.72871341%
 Dec 20 2012                130.37703378%                  57.04784402%
 Jan 20 2013                130.99600621%                  58.73549836%
 Feb 20 2013                131.62307414%                  59.07352460%
 Mar 20 2013                132.25068394%                  59.41155085%
 Apr 20 2013                132.87884029%                  59.74957709%
 May 20 2013                133.50411472%                  60.08760333%
 Jun 20 2013                134.12991556%                  60.42562957%
 Jul 20 2013                126.14440437%                  62.02531598%
 Aug 20 2013                126.72386316%                  62.38227532%
 Sep 20 2013                127.30383225%                  62.73923466%
 Oct 20 2013                127.88088283%                  63.09619399%
 Nov 20 2013                128.45842293%                  63.45315333%
 Dec 20 2013                129.03645678%                  63.81011266%
 Jan 20 2014                129.62237203%                  65.15780489%
 Feb 20 2014                130.21597104%                  65.53279188%
 Mar 20 2014                130.81004681%                  65.90777888%
 Apr 20 2014                131.40460345%                  66.28276587%
 May 20 2014                131.99703923%                  66.65775286%
 Jun 20 2014                132.58994174%                  67.03273986%
 Jul 20 2014                124.29202754%                  69.16097881%
 Aug 20 2014                124.83146235%                  69.55900430%
 Sep 20 2014                125.37129123%                  69.95702980%
 Oct 20 2014                125.90891168%                  70.35505529%
 Nov 20 2014                126.44691056%                  70.75308079%
 Dec 20 2014                126.98529113%                  71.15110628%
 Jan 20 2015                127.53171549%                  72.13363998%
 Feb 20 2015                128.08534881%                  72.54877331%
 Mar 20 2015                128.63935112%                  72.96390665%
 Apr 20 2015                129.19372558%                  73.37903998%
 May 20 2015                129.74633139%                  73.79417331%
 Jun 20 2015                130.29929732%                  74.20930665%
 Jul 20 2015                121.96167788%                  75.27959554%
 Aug 20 2015                122.46196081%                  75.71283403%
 Sep 20 2015                122.96253881%                  76.14607252%
 Oct 20 2015                123.46127040%                  76.57931102%
 Nov 20 2015                123.96028367%                  77.01254951%
 Dec 20 2015                124.45958108%                  77.44578800%
 Jan 20 2016                124.96671045%                  78.08565680%
 Feb 20 2016                125.48056999%                  78.53504434%
 Mar 20 2016                125.99470243%                  78.98443188%
 Apr 20 2016                126.50911011%                  79.43381942%
 May 20 2016                127.02197447%                  79.88320696%
 Jun 20 2016                127.53510315%                  80.33259450%
 Jul 20 2016                119.16918283%                  75.51054782%
 Aug 20 2016                119.62805218%                  75.94511546%
 Sep 20 2016                120.08694384%                  76.37968310%
 Oct 20 2016                120.54403707%                  76.81425073%
 Nov 20 2016                121.00113728%                  77.24881837%
 Dec 20 2016                121.45824455%                  77.68338601%
 Jan 20 2017                121.92401293%                  78.25772756%
 Feb 20 2017                122.39610538%                  78.70810538%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Mar 20 2017                122.86819783%                  79.15848319%
 Apr 20 2017                123.34029029%                  79.60886101%
 May 20 2017                123.81238274%                  80.05923883%
 Jun 20 2017                124.28447520%                  80.50961665%
 Jul 20 2017                115.87301660%                  72.94169574%
 Aug 20 2017                116.30908632%                  73.36147949%
 Sep 20 2017                116.74515604%                  73.78126323%
 Oct 20 2017                117.18122576%                  74.20104697%
 Nov 20 2017                117.61729548%                  74.62083071%
 Dec 20 2017                118.05336519%                  75.04061446%
 Jan 20 2018                118.49850080%                  75.56717994%
 Feb 20 2018                118.94968034%                  76.00207350%
 Mar 20 2018                119.40085987%                  76.43696706%
 Apr 20 2018                119.85203940%                  76.87186062%
 May 20 2018                120.30321894%                  77.30675417%
 Jun 20 2018                120.75439846%                  77.74164773%
 Jul 20 2018                112.32159219%                  70.12523584%
 Aug 20 2018                112.73602436%                  70.52881069%
 Sep 20 2018                113.15045652%                  70.93238554%
 Oct 20 2018                113.56488869%                  71.33596039%
 Nov 20 2018                113.97932086%                  71.73953524%
 Dec 20 2018                114.39375302%                  72.14311009%
 Jan 20 2019                114.81680124%                  72.62044489%
 Feb 20 2019                115.24559348%                  73.03837981%
 Mar 20 2019                115.67438572%                  73.45631474%
 Apr 20 2019                116.10317796%                  73.87424966%
 May 20 2019                116.53197020%                  74.29218459%
 Jun 20 2019                116.96076244%                  74.71011951%
 Jul 20 2019                108.50510344%                  67.04371160%
 Aug 20 2019                108.89637260%                  67.42955210%
 Sep 20 2019                109.28764175%                  67.81539260%
 Oct 20 2019                109.67891091%                  68.20123309%
 Nov 20 2019                110.07018006%                  68.58707359%
 Dec 20 2019                110.46144922%                  68.97291409%
 Jan 20 2020                110.86085286%                  69.39946102%
 Feb 20 2020                111.26567949%                  69.79885900%
 Mar 20 2020                111.67050612%                  70.19825697%
 Apr 20 2020                112.07533276%                  70.59765494%
 May 20 2020                112.48015939%                  70.99705292%
 Jun 20 2020                112.88498602%                  71.39645089%
 Jul 20 2020                104.40486316%                  63.67843583%
 Aug 20 2020                104.77133630%                  64.04490897%
 Sep 20 2020                105.13780943%                  64.41138211%
 Oct 20 2020                105.50428257%                  64.77785525%
 Nov 20 2020                105.87075571%                  65.14432838%
 Dec 20 2020                106.23722885%                  65.51080152%
 Jan 20 2021                106.61331070%                  66.46112182%
 Feb 20 2021                106.99579836%                  66.84360948%
 Mar 20 2021                107.37828601%                  67.22609714%
 Apr 20 2021                107.76077367%                  67.60858480%
 May 20 2021                108.14326133%                  67.99107245%
 Jun 20 2021                108.52574899%                  68.37356011%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Jul 20 2021                100.02636495%                  60.68814104%
 Aug 20 2021                100.37562876%                  61.03740486%
 Sep 20 2021                100.72489258%                  61.38666868%
 Oct 20 2021                101.07415639%                  61.73593249%
 Nov 20 2021                101.42342021%                  62.08519631%
 Dec 20 2021                101.77268402%                  62.43446012%
 Jan 20 2022                102.13215641%                  63.64454561%
 Feb 20 2022                102.49843451%                  64.01082371%
 Mar 20 2022                102.86471260%                  64.37710180%
 Apr 20 2022                103.23099070%                  64.74337990%
 May 20 2022                103.59726880%                  65.10965800%
 Jun 20 2022                103.96354690%                  65.47593610%
 Jul 20 2022                 95.44815916%                  57.81074558%
 Aug 20 2022                 95.78086340%                  58.14344982%
 Sep 20 2022                 96.11356763%                  58.47615405%
 Oct 20 2022                 96.44627187%                  58.80885829%
 Nov 20 2022                 96.77897610%                  59.14156253%
 Dec 20 2022                 97.11168034%                  59.47426676%
 Jan 20 2023                 97.45542749%                  60.70580986%
 Feb 20 2023                 97.80479299%                  61.05517536%
 Mar 20 2023                 98.15415850%                  61.40454086%
 Apr 20 2023                 98.50352400%                  61.75390636%
 May 20 2023                 98.85288950%                  62.10327186%
 Jun 20 2023                 99.20225500%                  62.45263736%
 Jul 20 2023                 90.67102989%                  54.80854410%
 Aug 20 2023                 90.98645628%                  55.12397049%
 Sep 20 2023                 91.30188267%                  55.43939688%
 Oct 20 2023                 91.61730906%                  55.75482327%
 Nov 20 2023                 91.93273545%                  56.07024966%
 Dec 20 2023                 92.24816184%                  56.38567605%
 Jan 20 2024                 92.57574406%                  57.63960748%
 Feb 20 2024                 92.90746339%                  57.97132680%
 Mar 20 2024                 93.23918271%                  58.30304613%
 Apr 20 2024                 93.57090204%                  58.63476545%
 May 20 2024                 93.90262136%                  58.96648478%
 Jun 20 2024                 94.23434069%                  59.29820410%
 Jul 20 2024                 85.68661577%                  51.67612319%
 Aug 20 2024                 85.98401489%                  51.97352231%
 Sep 20 2024                 86.28141401%                  52.27092143%
 Oct 20 2024                 86.57881314%                  52.56832056%
 Nov 20 2024                 86.87621226%                  52.86571968%
 Dec 20 2024                 87.17361138%                  53.16311880%
 Jan 20 2025                 87.48435223%                  54.44040964%
 Feb 20 2025                 87.79765998%                  54.75371739%
 Mar 20 2025                 88.11096774%                  55.06702515%
 Apr 20 2025                 88.42427549%                  55.38033290%
 May 20 2025                 88.73758325%                  55.69364066%
 Jun 20 2025                 89.05089100%                  56.00694841%
 Jul 20 2025                 80.48597551%                  48.40783461%
 Aug 20 2025                 80.76456544%                  48.68642454%
 Sep 20 2025                 81.04315538%                  48.96501447%
 Oct 20 2025                 81.32174531%                  49.24360440%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Nov 20 2025                 81.60033524%                  49.52219433%
 Dec 20 2025                 81.87892517%                  49.80078426%
 Jan 20 2026                 82.17211929%                  51.10244772%
 Feb 20 2026                 82.46621687%                  51.39654531%
 Mar 20 2026                 82.76031446%                  51.69064289%
 Apr 20 2026                 83.05441204%                  51.98474048%
 May 20 2026                 83.34850964%                  52.27883807%
 Jun 20 2026                 83.64260723%                  52.57293566%
 Jul 20 2026                 75.05978089%                  44.99778516%
 Aug 20 2026                 75.31874579%                  45.25675006%
 Sep 20 2026                 75.57771068%                  45.51571496%
 Oct 20 2026                 75.83667558%                  45.77467985%
 Nov 20 2026                 76.09564048%                  46.03364475%
 Dec 20 2026                 76.35460537%                  46.29260964%
 Jan 20 2027                 76.62951726%                  47.61970287%
 Feb 20 2027                 76.90357145%                  47.89375706%
 Mar 20 2027                 77.17762563%                  48.16781124%
 Apr 20 2027                 77.45167982%                  48.44186543%
 May 20 2027                 77.72573401%                  48.71591962%
 Jun 20 2027                 77.99978819%                  48.98997380%
 Jul 20 2027                 69.39829993%                  41.43982602%
 Aug 20 2027                 69.63678856%                  41.67831465%
 Sep 20 2027                 69.87527719%                  41.91680328%
 Oct 20 2027                 70.11444461%                  42.15529192%
 Nov 20 2027                 70.35361788%                  42.39378055%
 Dec 20 2027                 70.59279706%                  42.63226918%
 Jan 20 2028                 70.84820107%                  43.84793544%
 Feb 20 2028                 71.10054851%                  44.10028288%
 Mar 20 2028                 71.35289595%                  44.35263033%
 Apr 20 2028                 71.60524340%                  44.60497777%
 May 20 2028                 71.85974938%                  44.85732521%
 Jun 20 2028                 72.11427398%                  45.10967266%
 Jul 20 2028                 64.22317097%                  38.12383386%
 Aug 20 2028                 64.44257587%                  38.34323877%
 Sep 20 2028                 64.66198077%                  38.56264367%
 Oct 20 2028                 64.88514592%                  38.78204857%
 Nov 20 2028                 65.10834348%                  39.00145347%
 Dec 20 2028                 65.33157375%                  39.22085838%
 Jan 20 2029                 65.56972027%                  40.34017292%
 Feb 20 2029                 65.80188033%                  40.57233298%
 Mar 20 2029                 66.03404040%                  40.80449305%
 Apr 20 2029                 66.26620046%                  41.03665311%
 May 20 2029                 66.50318966%                  41.26881318%
 Jun 20 2029                 66.74022049%                  41.50097324%
 Jul 20 2029                 59.71571598%                  35.35750848%
 Aug 20 2029                 59.91920052%                  35.56099302%
 Sep 20 2029                 60.12268505%                  35.76447756%
 Oct 20 2029                 60.33112810%                  35.96796209%
 Nov 20 2029                 60.53961390%                  36.17144663%
 Dec 20 2029                 60.74814282%                  36.37493117%
 Jan 20 2030                 60.97034137%                  37.47799436%
 Feb 20 2030                 61.18602943%                  37.69368242%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Mar 20 2030                 61.40171749%                  37.90937048%
 Apr 20 2030                 61.61740555%                  38.12505854%
 May 20 2030                 61.83850845%                  38.34074660%
 Jun 20 2030                 62.05965804%                  38.55643466%
 Jul 20 2030                 55.01921465%                  32.39615544%
 Aug 20 2030                 55.20565643%                  32.58259722%
 Sep 20 2030                 55.39209820%                  32.76903899%
 Oct 20 2030                 55.58466133%                  32.95548077%
 Nov 20 2030                 55.77727724%                  33.14192255%
 Dec 20 2030                 55.96994639%                  33.32836432%
 Jan 20 2031                 56.17622076%                  34.41403044%
 Feb 20 2031                 56.37459224%                  34.61208521%
 Mar 20 2031                 56.57296644%                  34.81013997%
 Apr 20 2031                 56.77134340%                  35.00819474%
 May 20 2031                 56.97660632%                  35.20624950%
 Jun 20 2031                 57.18193139%                  35.40430427%
 Jul 20 2031                 50.12561191%                  29.22602516%
 Aug 20 2031                 50.29548913%                  29.39422265%
 Sep 20 2031                 50.46538083%                  29.56242015%
 Oct 20 2031                 50.64217031%                  29.73061764%
 Nov 20 2031                 50.81903388%                  29.89881513%
 Dec 20 2031                 50.99597218%                  30.06701262%
 Jan 20 2032                 51.18645751%                  31.13405515%
 Feb 20 2032                 51.36881152%                  31.31323347%
 Mar 20 2032                 51.55119291%                  31.49241178%
 Apr 20 2032                 51.73360192%                  31.67159010%
 May 20 2032                 51.92326681%                  31.85076841%
 Jun 20 2032                 52.11302213%                  32.02994673%
 Jul 20 2032                 45.03935747%                  25.32376202%
 Aug 20 2032                 45.19768016%                  25.46950176%
 Sep 20 2032                 45.35611135%                  25.61524149%
 Oct 20 2032                 45.52508847%                  25.76098123%
 Nov 20 2032                 45.70070221%                  25.90672097%
 Dec 20 2032                 45.87655543%                  26.05246071%
 Jan 20 2033                 46.06195189%                  26.22570513%
 Feb 20 2033                 46.24940587%                  26.37663560%
 Mar 20 2033                 46.43715263%                  26.52756608%
 Apr 20 2033                 46.62519454%                  26.67849655%
 May 20 2033                 46.82014658%                  26.82942702%
 Jun 20 2033                 47.01545152%                  26.98035750%
 Jul 20 2033                 39.94514754%                  19.88310093%
 Aug 20 2033                 40.11101866%                  19.99752934%
 Sep 20 2033                 40.27730217%                  20.11195775%
 Oct 20 2033                 40.45061401%                  20.22638617%
 Nov 20 2033                 40.62439788%                  20.34081458%
 Dec 20 2033                 40.79865758%                  20.45524299%
 Jan 20 2034                 40.98247304%                  20.59652513%
 Feb 20 2034                 41.16815558%                  20.71505934%
 Mar 20 2034                 41.35437643%                  20.83359355%
 Apr 20 2034                 41.54113988%                  20.95212776%
 May 20 2034                 41.73746587%                  21.07066197%
 Jun 20 2034                 41.93441548%                  21.18919619%

                                                                      SCHEDULE 2
                                                               TO FACILITY LEASE

 Jul 20 2034                 33.29413787%                  12.48524922%
 Aug 20 2034                 33.45444503%                  12.55710256%
 Sep 20 2034                 33.61546128%                  12.62895591%
 Oct 20 2034                 33.78620788%                  12.70080925%
 Nov 20 2034                 33.95774726%                  12.77266259%
 Dec 20 2034                 34.13008577%                  12.84451593%
 Jan 20 2035                 34.31382375%                  12.94233786%
 Feb 20 2035                 34.49918651%                  13.01682178%
 Mar 20 2035                 34.68543813%                  13.09130569%
 Apr 20 2035                 34.87258574%                  13.16578961%
 May 20 2035                 35.07034550%                  13.24027352%
 Jun 20 2035                 35.26909351%                  13.31475743%
 Jul 20 2035                 26.58753569%                   4.52262062%
 Aug 20 2035                 26.74930314%                   4.54864856%
 Sep 20 2035                 26.91215875%                   4.57467651%
 Oct 20 2035                 27.08582023%                   4.60070446%
 Nov 20 2035                 27.26066521%                   4.62673241%
 Dec 20 2035                 27.43670318%                   4.65276035%
 Jan 20 2036                 27.62427833%                   4.70380418%
 Feb 20 2036                 27.81324888%                   4.73087485%
 Mar 20 2036                 28.00351729%                   4.75794552%
 Apr 20 2036                 28.19509398%                   4.78501618%
 May 20 2036                 28.42209127%                   4.81208685%
 Jun 20 2036                 28.65069128%                   4.83915752%
 Jul 20 2036                 24.00000000%                  -0.02439025%

                                                                      SCHEDULE 3
                                                               TO FACILITY LEASE


                       ALLOCATION OF PERIODIC LEASE RENT

RENT PAYMENT PERIOD
------------------------------------
FROM AND                  TO BUT                 ALLOCATION               PROPORTIONAL                  SECTION 467
INCLUDING                 EXCLUDING         RENT PERCENTAGE            RENT PERCENTAGE          INTEREST PERCENTAGE
2-Oct-00                  2-Jan-01             1.152476028%               1.812669013%                 0.000000000%
2-Jan-01                  2-Jul-01             0.000000000%               0.000000000%                 0.122519502%
2-Jul-01                  2-Jan-02             4.622780940%               7.270929336%                 0.306544498%
2-Jan-02                  2-Jul-02             0.000000000%               0.000000000%                 0.190767765%
2-Jul-02                  2-Jan-03             4.609832175%               7.250562904%                 0.487688228%
2-Jan-03                  2-Jul-03             0.047382013%               0.074524680%                 0.371559310%
2-Jul-03                  2-Jan-04             4.562257797%               7.175735664%                 0.660476749%
2-Jan-04                  2-Jul-04             0.054555063%               0.085806793%                 0.545786950%
2-Jul-04                  2-Jan-05             4.555310454%               7.164808552%                 0.818383983%
2-Jan-05                  2-Jul-05             0.129924010%               0.204350651%                 0.703063393%
2-Jul-05                  2-Jan-06             4.479559263%               7.045663483%                 0.937612943%
2-Jan-06                  2-Jul-06             0.180984089%               0.284660367%                 0.825536057%
2-Jul-06                  2-Jan-07             4.428637123%               6.965570724%                 1.065201004%
2-Jan-07                  2-Jul-07             0.251396432%               0.395408244%                 0.954918316%
2-Jul-07                  2-Jan-08             4.358115896%               6.854651590%                 1.182879587%
2-Jan-08                  2-Jul-08             0.289436518%               0.455239497%                 1.075425109%
2-Jul-08                  2-Jan-09             4.320257269%               6.795105744%                 1.328654673%
2-Jan-09                  2-Jul-09             0.388793511%               0.611512893%                 1.221964207%
2-Jul-09                  2-Jan-10             4.220556709%               6.638291970%                 1.496283766%
2-Jan-10                  2-Jul-10             0.431250018%               0.678290503%                 1.393248299%
2-Jul-10                  2-Jan-11             4.178420002%               6.572017356%                 1.694118364%
2-Jan-11                  2-Jul-11             4.586690668%               7.214164844%                 1.591288854%
2-Jul-11                  2-Jan-12             0.000000000%               0.000000000%                 1.686051473%
2-Jan-12                  2-Jul-12             4.609904113%               7.250676051%                 1.800718216%
2-Jul-12                  2-Jan-13             0.000000000%               0.000000000%                 1.914783691%
2-Jan-13                  2-Jul-13             5.456373098%               8.582042658%                 2.028157453%
2-Jul-13                  2-Jan-14             0.000000000%               0.000000000%                 2.141756014%
2-Jan-14                  2-Jul-14             5.634327249%               8.861937396%                 2.249921960%
2-Jul-14                  2-Jan-15             0.000000000%               0.000000000%                 2.388152966%
2-Jan-15                  2-Jul-15             5.634327249%               8.861937396%                 2.490800003%
2-Jul-15                  2-Jan-16             0.000000000%               0.000000000%                 2.599430957%
2-Jan-16                  2-Jul-16             5.634327249%               8.861937396%                 2.696325241%
2-Jul-16                  2-Jan-17             0.000000000%               0.000000000%                 2.607405821%
2-Jan-17                  2-Jul-17             5.634327249%               8.861937396%                 2.702266905%
2-Jul-17                  2-Jan-18             0.000000000%               0.000000000%                 2.518702454%
2-Jan-18                  2-Jul-18             5.634327249%               8.861937396%                 2.609361348%
2-Jul-18                  2-Jan-19             0.000000000%               0.000000000%                 2.421449101%
2-Jan-19                  2-Jul-19             5.634327249%               8.861937396%                 2.507609548%
2-Jul-19                  2-Jan-20             0.000000000%               0.000000000%                 2.315042983%
2-Jan-20                  2-Jul-20             5.634327249%               8.861937396%                 2.396387841%
2-Jul-20                  2-Jan-21             0.000000000%               0.000000000%                 2.198838825%
2-Jan-21                  2-Jul-21             5.634327249%               8.861937396%                 2.294925953%
2-Jul-21                  2-Jan-22             0.000000000%               0.000000000%                 2.095582893%
2-Jan-22                  2-Jul-22             5.634327249%               8.861937396%                 2.197668584%
2-Jul-22                  2-Jan-23             0.000000000%               0.000000000%                 1.996225413%
2-Jan-23                  2-Jul-23             5.634327249%               8.861937396%                 2.096193003%
2-Jul-23                  2-Jan-24             0.000000000%               0.000000000%                 1.892558339%
2-Jan-24                  2-Jul-24             5.634327249%               8.861937396%                 1.990315954%

                                                               TO FACILITY LEASE

2-Jul-24                  2-Jan-25             0.000000000%               0.000000000%                 1.784394741%
2-Jan-25                  2-Jul-25             5.634327249%               8.861937396%                 1.879846526%
2-Jul-25                  2-Jan-26             0.000000000%               0.000000000%                 1.671539585%
2-Jan-26                  2-Jul-26             5.634327249%               8.861937396%                 1.764585525%
2-Jul-26                  2-Jan-27             0.000000000%               0.000000000%                 1.553789376%
2-Jan-27                  2-Jul-27             5.634327249%               8.861937396%                 1.644325118%
2-Jul-27                  2-Jan-28             0.000000000%               0.000000000%                 1.430931793%
2-Jan-28                  2-Jul-28             5.170947056%               8.133111029%                 1.514084660%
2-Jul-28                  2-Jan-29             0.000000000%               0.000000000%                 1.316429416%
2-Jan-29                  2-Jul-29             4.609904113%               7.250676051%                 1.392960384%
2-Jul-29                  2-Jan-30             0.000000000%               0.000000000%                 1.220907225%
2-Jan-30                  2-Jul-30             4.609904113%               7.250676051%                 1.294128350%
2-Jul-30                  2-Jan-31             0.000000000%               0.000000000%                 1.118650661%
2-Jan-31                  2-Jul-31             4.609904113%               7.250676051%                 1.188328596%
2-Jul-31                  2-Jan-32             0.000000000%               0.000000000%                 1.009184946%
2-Jan-32                  2-Jul-32             4.609904113%               7.250676051%                 1.075069894%
2-Jul-32                  2-Jan-33             0.000000000%               0.000000000%                 0.874438425%
2-Jan-33                  2-Jul-33             4.609904113%               7.250676051%                 0.905582838%
2-Jul-33                  2-Jan-34             0.000000000%               0.000000000%                 0.686570480%
2-Jan-34                  2-Jul-34             5.606940934%               8.818862900%                 0.711205270%
2-Jul-34                  2-Jan-35             0.000000000%               0.000000000%                 0.431120055%
2-Jan-35                  2-Jul-35             5.634327249%               8.861937396%                 0.446903486%
2-Jul-35                  2-Jan-36             0.000000000%               0.000000000%                 0.156167683%
2-Jan-36                  2-Jul-36             3.114530896%               4.898682060%                 0.162424016%
2-Jul-36                  20-Jul-36            0.000000000%               0.000000000%                -0.000084220%

                                             183.371741374%          288.415780697041%            105.044039322810%

                                                                       EXHIBIT A
                                                                              TO
                                                                  FACILITY LEASE

                                           DESCRIPTION OF SITES

(A)      Units 1 and 2 Site

Parcel 1 That portion of Section 34 in Township 2 North, Range 41 East, PMM, described as Tracts 1-C and 1-B-3 of Certificate of Survey No. 54257 amending Certificate of Survey No. 27875 (Tract 1), No. 27878, No. 34994 and Dedication of Tracts 1-A-2, 1-B-2, 1-B and 1-D filed July 30, 1986 for record in the office of the Clerk and Recorder of Rosebud County, Montana, under Document No. 54257.

Parcel 2 That portion of Section 21 in Township 2 North, Range 41 East, PMM, described as Tract 1 of Certificate of Survey No. 27873 filed June 3, 1980 for record in the office of the Clerk and Recorder of Rosebud County, Montana, under Document No. 27873.

Parcel 2A         That portion of the N-1/2 of Section 28, Township 2 North,
                  Range 41 East described as Parcel 2A of Certificate of Survey
                  No. 85514 filed March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No.
                  85514.

Parcel 3 That part of Section 29 in Township 2 North, Range 41 East, PMM, described as Tract 1 of Certificate of Survey No. 27877 filed June 3, 1980 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 27877.

Parcel 4 That portion of the E-1/2 of Section 34, Township 2 North, Range 41 East, PMM described as Parcel A-1-A and Parcel A-1-B of Certificate of Survey No. 85561 filed March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85561.

Parcel 4A         That portion of the N-1/2 of Section 3, Township 1 North,
                  Range 41 East, PMM and the SE-1/4 of Section 34, Township 2
                  North, Range 41 East, PMM described as Parcel 4A of
                  Certificate of Survey 85515 filed March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85515, excluding therefrom Tract 1 of
                  Certificate of Survey 58701 filed October 29, 1987 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 58701.

Parcel 5          Township 2 North, Range 41 East, P.M.M., Rosebud County,
                  Montana

                  Section 20:  All

EASEMENT:         Easement for utilities reserved by Montana Power Company and
                  Puget Sound Power & Light Company in Deed dated April 1, 1983, recorded May 2, 1983 in Book 79 Deeds, page 648, over and across a part of the following described real property:

                  That portion of Sections 34 and 35 in Township 2 North, Range 41 East, P.M.M., described as Parcel 3 Amended Certificate of Survey No. 85124 filed December 30, 1998 in the Office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85124.



(B)      Common Facilities 1-2 Site

Parcel 12A        That portion of Sections-34 & 35, Township 2 North, Range 41
                  East, PMM, described as an 80-foot wide easement, being the northerly 80 feet of Parcel 3 depicted on Certificate of Survey No. 34152, on file in the office of the Clerk and Recorder of Rosebud County, Montana, and running between Corner No. 5 and Corner No. 7 of said Parcel 3, for utilities
                  (including, but not limited to, electrical conduit, water lines, conveyor systems and related facilities), right-of-way and access; and

Parcel 12B        That portion of Sections 34 & 35, Township 2 North, Range 41
                  East, PMM, described as a 30-foot wide easement being the northerly 30 feet of Parcel 3 depicted on Certificate of Survey No. 34152, on file in the office of the Clerk and Recorder of Rosebud County, Montana, and running between Corner No. 8 and Corner No. 9 of Parcel 3, for utilities
                  (including, but not limited to electrical conduit, water lines, conveyor systems and related facilities), right-of-way and access.

                  Both reserved in a deed dated April 1, 1983, recorded in Book 79 Deeds, page 648, records in the office of the Clerk and Recorder of Rosebud County, Montana.

(C)      Common Facilities 1-2-3-4 Site

Parcel 35         That portion of Sections 34 and 35 in Township 2 North, Range
                  41 East, PMM, described as Parcel B Certificate of Survey No.
                  34152 filed January 8, 1981 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No.
                  34152.

Parcel 36         That portion of Sections 27 and 34 in Township 2 North, Range
                  41 East, PMM, described as Parcel C of Certificate of Survey
                  No. 34153 filed January 8, 1981 for
                  record in the office of the Clerk and Recorder of Rosebud
                  County, Montana as Document No. 34153.

Parcel 37         That portion of Section 35 in Township 2 North, Range 41 East
                  & Section 2 in Township 1 North, Range 41 East, PMM, described as Tract H-1, Tract H-2, Tract H-3 of Certificate of Survey
                  No. 34995 filed March 25, 1982 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No.
                  34995.

Parcel 38         That portion of Section 3 in Township 1 North, Range 41 East,
                  PMM, described as Parcel G of Certificate of Survey No. 34996 filed March 25, 1982 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 34996.

Parcel 39         That portion of Section 34 in Township 2 North, Range 41 East,
                  PMM, described as Parcel A-1 Amended of Certificate of Survey
                  No. 85561, filed March 17, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document
                  No. 85561, excluding therefrom a tract of land described as Parcel A-1-B of Certificate of Survey 85561.

Parcel 40         That portion of Sections 28 and 33 in Township 2 North, Range
                  41 East, PMM, described as Parcel F-1 Amended and Parcel F-2
                  Amended of Certificate of Survey No. 85920 filed May 4, 1999 for record in the office of the Clerk and Recorder of Rosebud
                  County, Montana as Document No. 85920.

Parcel 41         That portion of Section 34 in Township 2 North, Range 41 East,
                  PMM, described as Parcel D-1 and Parcel D-2 of Certificate of
                  Survey No. 42210 filed January 10, 1984 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 42210.

Parcel 42         That portion of Section 34 in Township 2 North, Range 41 East,
                  PMM, described as Tract 1-A-1, Tract 1-A-2 and Tract 1-A-3 of
                  Certificate of Survey No. 54257 amending Certificate of Survey
                  No. 27875 (Tract 1), Certificate of Survey No. 27878,
                  Certificate of Survey No. 34994 and Dedication of Tracts
                  1-A-2, 1-B-2, 1-B and 1-D, filed July 30, 1986 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 54257, subject to dedication of Tract
                  1-A-2 (Willow Avenue) as a public road.

Parcel 43         That portion of Section 24 in Township 6 North, Range 39 East,
                  PMM, described as Tract A and Tract C of Certificate of Survey
                  No. 6100 filed February 13, 1974 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document
                  No. 6100.

Parcel 44         That parcel commencing at the section corner common Sections
                  Thirteen (13), Fourteen (14), Twenty-three (23) and
                  Twenty-four (24), Township Six (6) North, of Range Thirty-nine
                  (39) East, M.P.M., Rosebud County, Montana, running thence northerly along the section line common to Sections Fourteen
                  (14) and Thirteen (13) to the Yellowstone River; running thence southeasterly along the

                  Yellowstone River to a point where the south boundary line of Section Thirteen (13) meets the Yellowstone River; thence westerly along the south boundary line of the said Section Thirteen (13) to the point of beginning, containing in all approximately 17 acres as described in deed dated December 7, 1973, recorded December 12, 1973 in Book 73, Page 127 and confirmed in Judgment and Decree dated March 21, 1975 by The District Court of the Sixteenth Judicial District, in and for the County of Rosebud, recorded March 21, 1975 in Book 19 Orders and Decree, page 996, records of the County Clerk and Recorder of Rosebud County, Montana.

Parcel 45         Easements and rights-of-way more particularly described in documents recorded in the office of the Clerk and Recorder of Rosebud County, Montana, under the following Book and Page numbers; which documents are incorporated herein by this reference and made a part hereof:

                   Book 77 Deeds, page 29
                   Book 75 Deeds, page 306
                   Book 73 Deeds, page 430
                   Book 73 Deeds, page 466
                   Book 74 Deeds, page 245
                   Book 78 Deeds, page 782
                   Book 78 Deeds, page 838
                   Book 74 Deeds, page 169
                   Book 74 Deeds, page 110
                   Book 74 Deeds, page 70
                   Book 77 Deeds, page 941
                   Book 78 Deeds, page 134
                   Book 79 Deeds, page 238
                   Book 74 Deeds, page 14
                   Book 74 Deeds, page 65
                   Book 74 Deeds, page 112
                   Book 79 Deeds, page 240
                   Book 74 Deeds, page 62
                   Book 74 Deeds, page 67
                   Book 74 Deeds, page 242
                   Book 73 Deeds, page 891
                   Book 73 Deeds, page 893
                   Book 73 Deeds, page 284
                   Book 78 Deeds, page 131
                   Book 32 Misc., page 476

                                                                       EXHIBIT B
                                                                              TO
                                                                  FACILITY LEASE


                              DESCRIPTION OF UNITS


Unit 1

         Unit 1 consists of Colstrip Unit No. 1, a 333 MW (gross capacity) coal-fired steam electric generating unit, located on the Units 1 and 2 Site in Rosebud County, Montana, including, without limitation, the assets described in Schedule B-1 hereto, but excluding the Common Facilities.

Unit 2

         Unit 2 consists of Colstrip Unit No. 2, a 333 MW (gross capacity) coal-fired steam electric generating unit, located on the Units 1 and 2 Site in Rosebud County, Montana, including, without limitation, the assets described in Schedule B-2 hereto, but excluding the Common Facilities.

                                                                    SCHEDULE B-1


UNIT 1

      FERC ACCOUNT 311

STRUCTURES AND IMPROVEMENTS
Other Facilities
Brine Concentrator, Wash Tray, Pump Building
Station Building

      FERC ACCOUNT 311.2

POLLUTION CONTROL EQUIPMENT
Ash Water Handling
Ash Handling Facilities

      FERC ACCOUNT 312

BOILER PLANT EQUIPMENT
Boiler Supporting Structures
Boiler Pressure Parts
Boiler Non-Pressure Parts
Soot Blower Equipment
Forced Draft Fans
Combustion Air Ducts
Main Combustion Air Heaters
Steam Supplied Combustion Air Preheaters
Coal Handling Equipment
Coal Feeders
Pulverized Fuel Equipment
Gas Fuel Equipment
Bottom Ash, Economizer Ash and Pyrite Handling System
Boiler Blowoff Tank
Deaerator Feedwater Heater with Storage Tank
Feedwater Heater #1-1
Feedwater Heater #1-2
Booster Pumps
Feedwater Heater #1-4
Feedwater Heater #1-5
Boiler Feed Pumps
Feedwater Heater #1-6
Boiler Plant Piping
Piping Labor Operations
Auxiliary Steam System
Boiler Water Treating Equipment
Condensate Storage Tanks
Stack
Induced Draft Fans
Other Auxiliary Equipment

      FERC ACCOUNT 312.2

POLLUTION CONTROL EQUIPMENT
Air Quality Control System
Scrubber

Unit 1

      FERC ACCOUNT 314

TURBOGENERATOR UNITS
Pedestal Substructures
Turbine Generator
Excitation and Voltage Regulation Systems
Lubricating Oil Systems
Stator Cooling Water System
Hydrogen Gas System
Bearing Cooling Water System
Condenser and Accessories
Condensate Pumps
Cooling Tower
Circulating Water Pumps
Lubricating Oil

      FERC ACCOUNT 315

ACCESSORY ELECTRIC EQUIPMENT
Conduits and Trays
Station Service and Startup Transformers
Generation Main Bus
Station Service Busways
Motor Control Centers
Local Control Stations and Receptacles
Wire and Cable
Switch Gear Control and Protective Equipment
Storage Battery Equipment
Misc. Electrical Material and Labor
Digital/Analog Control System
Control Boards
Miscellaneous Costs

         FERC ACCOUNT 316

MISCELLANEOUS POWER PLANT EQUIPMENT
Air Compressor Equipment

                                                                    SCHEDULE B-2


UNIT 2

FERC
ACCOUNT

311           STRUCTURES AND IMPROVEMENTS
311-14        Other Facilities
311-17        Brine Concentrator, Wash Tray, Pump Building
311-18        Station Building

311.2         POLLUTION CONTROL EQUIPMENT
311.2-16      Ash Water Handling
311.2-17      Ash Handling Facilities

312           BOILER PLANT EQUIPMENT
312-11        Boiler Supporting Structures
312-12        Boiler Pressure Parts
312-13        Boiler Non-Pressure Parts
312-14        Soot Blower Equipment
312-15        Forced Draft Fans
312-16        Combustion Air Ducts
312-17        Main Combustion Air Heaters
312-18        Steam Supplied Combustion Air Preheaters
312-20        Coal Handling Equipment
312-21        Coal Feeders
312-22        Pulverized Fuel Equipment
312-26        Bottom Ash, Economizer Ash and Pyrite Handling System
312-27        Boiler Blowoff Tank
312-39        Deaerator Feedwater Heater with Storage Tank
312-30        Feedwater Heater #1-1
312-31        Feedwater Heater #1-2
312-33        Booster Pumps
312-34        Feedwater Heater #1-4
312-35        Feedwater Heater #1-5
312-36        Boiler Feed Pumps
312-37        Feedwater Heater #1-6
312-38        Boiler Plant Piping
312-39        Miscellaneous Pumps and Drives
312-40        Piping Labor Operations
312-41        Auxiliary Steam System
312-46        Boiler Water Treating Equipment
312-47        Condensate Storage Tanks
312-51        Stack
312-52        Induced Draft Fans
312-87        Other Auxiliary Equipment

312.2         POLLUTION CONTROL EQUIPMENT
312.2-50      Air Quality Control System

Unit 2

FERC
ACCOUNT

312.2-52      Scrubber

314           TURBOGENERATOR UNITS
314-11        Pedestal Substructures
314-14        Turbine Generator
314-17        Excitation and Voltage Regulation Systems
314-20        Lubricating Oil Systems
314-21        Stator Cooling Water System
314-22        Hydrogen Gas System
314-24        Bearing Cooling Water System
314-35        Condenser and Accessories
314-36        Condensate Pumps
314-37        Cooling Tower
314-38        Circulating Water Pumps
314-39        Circulating Water Ducts

315           ACCESSORY ELECTRIC EQUIPMENT
315-15        Conduits and Trays
315-18        Station Service and Startup Transformers
315-19        Generation Main Bus
315-21        Motor Control Centers
315-22        Local Control Stations and Receptacles
315-26        Wire and Cable
315-30        Switch Gear Control and Protective Equipment
315-36        Storage Battery Equipment
315-49        Misc. Electrical Material and Labor
315-49        Misc. Electrical Material and Labor
315-60        Digital/Analog Control System
315-61        Control Boards

316           MISCELLANEOUS POWER PLANT EQUIPMENT
316-11        Air Compressor Equipment

                                                                       EXHIBIT C
                                                                              TO
                                                                  FACILITY LEASE



                        DESCRIPTION OF COMMON FACILITIES


Common Facilities 1-2

         The Common Facilities 1-2 consists of all items of property, constructed or installed for use by Units 1 and 2 in common pursuant to the Ownership and Operating Agreements 1-2, and shall include, without limitation, the assets described in Schedule C-1 hereto, other than those items listed on such schedule that are required for use by Units 1 and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement.

Common Facilities 1-2-3-4

The Common Facilities 1-2-3-4 consists of all items of property, constructed or installed for use by both of Units 1 and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement, and shall include, without limitation, the Yellowstone river pumping plant, the surge pond, the environmental building, the warehouse, the machine shop, the auto shop, the training center, the administration building, the auxiliary services building, the garage/warehouse, the meteorological and air quality monitoring structures, and each of the other assets described in Schedule C-1 hereto to be used by both of Units 1 and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement, other than the Common Facilities 1-2.

                                                                    SCHEDULE C-1


COMMON FACILITIES 1-2 AND COMMON FACILITIES 1-2-3-4

FERC
ACCOUNT

311           STRUCTURES AND IMPROVEMENTS
311-11        Site Preparation and Improvements
311-12        Site Facilities
311-14        Other Facilities
311-15        Water Supply System
311-17        Brine Concentrator, Wash Tray, Pump Building
311-18        Station Building
311-19        Other Structures
311-21        Water Supply System - Common
311-22        Intake Structure Equipment
311-23        Surge Pond #1 Structures
311-24        Surge Pond #1

311.2         POLLUTION CONTROL
311.2-16      Ash Water Handling
311.2-17      Ash Handling Facilities

312           BOILER PLANT EQUIPMENT
312-19        Coal Delivery Facilities
312-23        Gas Fuel Equipment
312-38        Boiler Plant Piping
312-40        Piping Labor Operations
312-41        Auxiliary Steam System
312-45        Auxiliary Boilers
312-46        Boiler Water Treating Equipment
312-48        Water Management Costs
312-87        Other Auxiliary Equipment

312.2         POLLUTION CONTROL EQUIPMENT
312.2-50      Air Quality Control System
312.2-52      Scrubber

314           TURBOGENERATOR UNITS
314-20        Lubricating Oil Systems
314-22        Hydrogen Gas System
314-48        Brine Concentrator
314-49        Water Management Costs
              Miscellaneous Costs

COMMON FACILITIES 1-2 AND COMMON FACILITIES 1-2-3-4

FERC
ACCOUNT

315           ACCESSORY ELECTRIC EQUIPMENT
315-15        Conduits and Trays
315-18        Station Service and Startup Transformers
315-21        Motor Control Centers
315-26        Wire and Cable
315-30        Switch Gear Control and Protective Equipment
315-49        Misc. Electrical Material and Labor
315-51        Emergency Generators
315-60        Digital/Analog Control System
315-61        Control Boards
315-62        Computer Data Logger

316           MISCELLANEOUS POWER PLANT EQUIPMENT
316-11        Air Compressor Equipment
316-12        Building Crane and Miscellaneous Hoists
316-13        Office Shop and Laboratory
316-14        Miscellaneous Equipment
316-15        Office Shop and Laboratory Additional Equipment